UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ____)

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

GLOBE SPECIALTY METALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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GLOBE SPECIALTY METALS, INC.

One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119

Notice of 2011 Annual Meeting of
Stockholders and Proxy Statement

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Globe Specialty Metals, Inc. to be held on Wednesday, November 30, 2011, commencing at 10:00 a.m., Eastern Standard Time, at One Penn Plaza, 250 West 34th Street, Suite 4125, New York, New York 10119. The formal Notice of the meeting and a Proxy Statement describing the proposals to be voted upon are enclosed.

The proxy materials describe the formal business to be transacted at the annual meeting and a report on the operations of the Company.  Directors and officers will be present to answer any questions that you and other stockholders may have. Included in the materials is our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 which contains detailed information concerning the Company’s activities and operating performance.

The business to be conducted at the annual meeting consists of the election of five directors, a vote on our chief financial officer/chief legal officer annual bonus plan, a vote on our long-term incentive plan, an advisory vote on our executive compensation program, an advisory vote on the frequency of advisory votes on our executive compensation program and ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending June 30, 2012.  The Board of Directors recommends a vote “FOR” the election of each of the director nominees, votes “FOR” the approval of the 2011 chief financial officer/chief legal officer long-term incentive plan, “FOR” the 2012 executive long-term incentive plan, an advisory vote “FOR” our executive compensation program, an advisory vote of “THREE YEARS” for the frequency of the  advisory vote on our executive compensation program and a vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending June 30, 2012.

Your vote is important.  Please vote your shares now, even if you currently plan to attend the annual meeting.  This will not prevent you from voting in person, but it will ensure that your vote is counted.

Sincerely,

GLOBE SPECIALTY METALS, INC.

Alan Kestenbaum

Executive Chairman

New York, NY

October 26, 2011

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on November 30, 2011

This Proxy Statement and our Annual Report to Stockholders

are available at http:/www.edocumentview.com/GSM.

GLOBE SPECIALTY METALS, INC.

One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 30, 2011

To the Stockholders of Globe Specialty Metals:

Notice is hereby given that the annual meeting of stockholders of Globe Specialty Metals, Inc., a Delaware corporation (“Globe” or the “Company”), will be held on Wednesday, November 30, 2011, commencing at 10:00 a.m., Eastern Standard Time, at One Penn Plaza, 250 West 34th Street, Suite 4125, New York, New York 10119, for the following purposes:

1.

To elect five directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.

To approve the 2011 Chief Financial Officer/Chief Legal Officer Long-Term Incentive Plan;

3.

To approve the 2012 Executive Long-Term Incentive Plan;

4.

To consider and vote on an advisory basis upon the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K;

5.

To consider and vote on an advisory basis upon whether the advisory stockholder vote to approve the compensation of the named executive officers should occur every one, two or three years;

6.

To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2012; and

7.

To transact such other business as may properly come before the meeting or any adjournment thereof.

Only record holders of Globe common stock as of the close of business on October 26, 2011 will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

Your vote is very important. Whether or not you plan to attend, please complete, date, sign and return the enclosed proxy card in the accompanying envelope. Your prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

By Order of the Board of Directors

Stephen Lebowitz, Corporate Secretary

New York, NY

October 26, 2011

GLOBE SPECIALTY METALS, INC.

PROXY STATEMENT

Annual Meeting of Stockholders

to be held on November 30, 2011

INTRODUCTION

General

This proxy statement is being furnished to the stockholders of Globe Specialty Metals, Inc., a Delaware corporation (“Globe” or the “Company”), in connection with the solicitation of proxies by Globe’s Board of Directors (the “Board”) for use at the annual meeting of Globe’s stockholders to be held on Wednesday, November 30, 2011, commencing at 10:00 a.m., Eastern Standard Time, at One Penn Plaza, 250 West 34th Street, Suite 4125, New York, New York 10119, and at any adjournments thereof, for the purposes specified in the accompanying notice of meeting (the “Annual Meeting”).

Stockholders of record at the close of business on October 26, 2011 (the “Record Date”) will be entitled to vote at the Annual Meeting. Holders of a majority of Globe’s outstanding common stock, par value $0.0001 per share (the “Stock” or “Globe Stock”), as of the Record Date, must be present at the Annual Meeting, either in person or represented by properly executed proxy, to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. A proxy submitted by a broker that is not voted is sometimes referred to as a broker non-vote.

At the Record Date, 75,035,177 shares of Stock were outstanding and entitled to vote at the Annual Meeting. Each stockholder at the Record Date is entitled to one vote for each share of Stock so held.  Each share of Stock outstanding on the Record Date is entitled to one vote on each of the five director nominees and one vote on each other matter.

This proxy statement and the accompanying form of proxy are first being sent or delivered to stockholders on or about November 1, 2011.

Matters to be Considered

The purpose of the Annual Meeting is to vote on the election of five directors, to vote on our 2011 Chief Financial Officer/Chief Legal Officer Long-Term Incentive Plan, to vote on our 2012 Executive Long-Term Incentive Plan, to vote on an advisory basis on our executive compensation program, to vote on an advisory basis on the frequency of the advisory vote on our executive compensation program and to vote to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2012.

As of the date of this proxy statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those matters specifically referred to herein. If, however, any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies, which confer authority on such holders to vote on such matters, in accordance with their best judgment. The persons named as attorneys-in-fact in the proxies are Globe officers.

Voting and Recommendations of the Board

All Stock represented by valid proxies will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated on a proxy, the Stock represented thereby will be voted as recommended by the Board, namely “FOR” the election as directors of each of the five nominees listed below under Proposal No. 1, “FOR” our 2011 chief financial officer/chief legal officer long-term incentive plan under Proposal No. 2, “FOR” our 2012 executive long-term, incentive plan under Proposal No. 3, “FOR” our executive compensation program under Proposal No. 4, “THREE YEARS” for the frequency of the advisory vote on our executive compensation program under Proposal No. 5 and “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2012 under Proposal No. 6.

Vote Required

Directors are elected by a plurality of votes cast and without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld. The votes on the bonus plan and the long-term incentive plan, the advisory vote on the executive compensation program, the advisory vote on the frequency of the advisory vote on our executive compensation program and ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm will be determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

How to Vote

You can vote your Stock either by attending the Annual Meeting and voting in person or by proxy.  If you choose to vote by proxy, please complete, date, sign and return the enclosed proxy card.  The proxies named in the enclosed proxy card will vote your Stock as you have instructed.  You may authorize the proxies to vote your Stock in favor of each of the proposals contained in this proxy statement by simply signing and returning the enclosed proxy card without indicating how your votes should be cast.

Even if you expect to attend the meeting, please complete and mail your proxy card in any case in order to assure representation of your Stock.  If you attend the meeting, you can always revoke your proxy by voting in person.  No postage is necessary if the proxy card is mailed in the United States.

Revocation of Proxies

A stockholder returning a proxy to Globe may revoke it at any time before it is exercised by granting a later proxy with respect to the same Stock or by communicating such revocation in writing to our Corporate Secretary. In addition, any stockholder who has executed a proxy but attends the Annual Meeting in person may cancel a previously given proxy by voting in person whether or not the proxy has been revoked in writing.

Stockholders Sharing the Same Surname and Address.

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions may receive only one copy of our annual report and proxy statement. This practice is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. If you would like to have additional copies of our annual report and/or proxy statement mailed to you, please call or write us at our principal executive offices, One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119, Attn: Corporate Secretary, telephone: (212) 798-8122.  If you want separate copies of the proxy statement or annual report to be sent to each stockholder in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

At the Annual Meeting, stockholders will elect, by a plurality of the votes cast, in person or by proxy, five Globe directors, who will constitute the entire Board. Each nominee listed below is currently serving as a Globe director.  Each nominee elected as a director will serve until the next annual meeting of stockholders and until his successor is elected and qualified. If any nominee should become unable to serve for any reason, the proxies will be voted for such substitute nominee as shall be designated by the Board.

The five nominees for election as Globe directors and certain information regarding them are as follows:

Name	Age	Director since
Alan Kestenbaum	49	December 2004
Stuart E. Eizenstat	68	February 2008
Franklin L. Lavin	54	September 2008
Donald G. Barger, Jr.	68	December 2008
Thomas A. Danjczek	64	March 2009

Business Experience of Nominees for Election as Directors

Mr. Kestenbaum has served as Executive Chairman and Director since our inception in December 2004, and served as Chief Executive Officer from our inception through May 2008. From June 2004, Mr. Kestenbaum served as Chairman of Globe Metallurgical, Inc., until its acquisition by us in November 2006. He has over 20 years of experience in metals including finance, distribution, trading and manufacturing. Mr. Kestenbaum is a founder and the Chief Executive Officer of Marco International Corp., and its affiliates, a finance trading group specializing in metals, minerals and other raw materials, founded in 1985. Mr. Kestenbaum serves as a member of the Board of Directors of Wolverine Tube, Inc., a provider of copper and copper alloy tube, fabricated products and metal joining products and between January 2006 and June 2008 served as a director of Neuro-Hitech, Inc., a development stage pharmaceutical company. Mr. Kestenbaum began his career in metals with Glencore, Inc. and Philipp Brothers in New York City. He received his B.A. in Economics cum laude from Yeshiva University, New York.

Mr. Eizenstat has served as a member of our Board since February 2008 and is the Chairman of our Nominating Committee. Mr. Eizenstat has been a partner of the law firm of Covington & Burling LLP in Washington, D.C. since 2001, and heads the law firm’s international practice. He served as

Deputy Secretary of the United States Department of the Treasury from July 1999 to January 2001. He was Under Secretary of State for Economic, Business and Agricultural Affairs from 1997 to 1999. Mr. Eizenstat served as Under Secretary of Commerce for International Trade from 1996 to 1997 and was the U.S. Ambassador to the European Union from 1993 to 1996. From 1977 to 1981 he was Chief Domestic Policy Advisor in the White House to President Carter. He is a trustee of BlackRock Funds, a member of the Board of Directors of United Parcel Service, Inc., Alcatel-Lucent and the Chicago Climate Exchange and chairs the International Advisory Council of The Coca-Cola Company and serves on the Advisory Board of GML Ltd., Veracity Worldwide and Office of Cherifien de Phosphates. He has received seven honorary doctorate degrees and awards from the United States, French, German, Austrian, Belgian and Israeli governments. He is the author of “Imperfect Justice: Looted Assets, Slave Labor, and the Unfinished Business of World War II.”

Mr. Lavin has served as a member of our Board since September 2008 and is a member of our Audit Committee and of our Nominating Committee. Mr. Lavin has been the Chairman of the Public Affairs practice for Asia-Pacific at Edelman since May 2009 and the Chairman of Export Now, Inc. since January 2011. Prior to Edelman, he was the Managing Director and Chief Operating Officer of Cushman & Wakefield Investors Asia where he was responsible for building the firm’s private equity business in Asia between July 2007 and May 2009. Prior to that, between November, 2005 and July, 2007, Mr. Lavin served as Under Secretary for International Trade at the United States Department of Commerce. Prior to that, between 2001 and November, 2005, Mr. Lavin was the U.S. Ambassador to the Republic of Singapore. Between 1996 and 2001, Mr. Lavin worked in Hong Kong and Singapore in senior banking and management positions at Citibank and Bank of America. Earlier in his career, Mr. Lavin served as Deputy Assistant Secretary of Commerce for Asia and the Pacific during the George H.W. Bush Administration. During the Reagan Administration, Mr. Lavin served in the White House as Director of the Office of Political Affairs. He also served as Deputy Executive Secretary of the National Security Council. He is a director of United Overseas Bank.  Mr. Lavin earned a B.S. from the School of Foreign Service at Georgetown University; a M.S. in Chinese Language from Georgetown University; a M.A. in International Relations and International Economics from the School of Advanced International Studies at the Johns Hopkins University; and an M.B.A. in Finance at the Wharton School at the University of Pennsylvania. Mr. Lavin served as a Lieutenant Commander in the U.S. Naval Reserves.

Mr. Barger has served as a member of our Board since December 2008 and is Chairman of our Audit Committee and Chairman of our Compensation Committee. Mr. Barger had a successful 36 year business career in manufacturing and services companies. He retired in February 2008 from YRC Worldwide Inc. (formerly Yellow Roadway Corporation), one of the world’s largest transportation service providers. Mr. Barger served as a special advisor to the Chief Executive Officer of YRC Worldwide Inc. from August 2007 to February 2008, and as Executive Vice President and Chief Financial Officer of YRC Worldwide Inc. from December 2000 to August 2007. From March 1998 to December 2000, Mr. Barger was Vice President and Chief Financial Officer of Hillenbrand Industries, a provider of services and products for the health care and funeral services industries. From 1993 to 1998, Mr. Barger was Vice President of Finance and Chief Financial Officer of Worthington Industries, Inc., a diversified steel processor. Mr. Barger serves on the Board of Directors, and is Chairman of the Audit Committee, of Gardner Denver, Inc. and serves on the Board of Directors and the Audit Committee of Quanex Building Products Corporation. He also serves on the Board of Directors of Precision Aerospace Components, Inc. Mr. Barger earned a B.S. from the U.S. Naval Academy and an M.B.A. from the University of Pennsylvania.

Mr. Danjczek has served as a member of our Board since March 2009 and is a member of our Audit Committee and our Compensation Committee. Mr. Danjczek has been President of the Steel Manufacturers Association since 1998. The association represents thirty six North American steel manufacturers that operate collectively 128 plants and employ 48,000 people. Prior to that he was an executive with the Wheeling-Pittsburgh Steel Corporation, the Bethlehem Steel Corporation and the

Kaiser Steel Corporation. Mr. Danjczek earned a B.S. from Villanova University and a Masters Degree in Industrial Management from Purdue University.

Board, Committees and Corporate Governance

There are currently five Board members. Except for Mr. Kestenbaum who serves as our Executive Chairman, all of our current directors are “independent” as defined by the applicable rules of The NASDAQ Stock Market, Inc. (“NASDAQ”).  Messrs. Lavin, Barger and Danjczek are “independent directors” as defined by Securities Exchange Rule 10A-3 pertaining to Audit Committee members. The independent directors regularly have the opportunity to meet without Mr. Kestenbaum in attendance. During the 2011 fiscal year, there were three Board meetings, and in addition the Board took action by written consent in lieu of a meeting on five occasions. No director attended less than 75% of the aggregate of (a) the total number of Board meetings (in person or by telephone) and (b) meetings of Board committees on which he served (during the period that he served). We do not have a specific policy regarding attendance at the annual stockholders meeting. All directors, however, are encouraged to attend if available, and we will try to ensure that at least one independent director attends the annual stockholder meeting and is available to answer stockholder questions.

The Board has an Audit Committee, a Compensation Committee and a Nominating Committee. The current charter for the Nominating Committee is attached to this proxy statement as Exhibit A, and the current charters for the Audit Committee and the Compensation Committee  were attached to last year’s proxy statement. The members of the Board committees, as of the date of this Proxy Statement, are identified in the following table.

Board Committees and Membership

Director	Audit Committee	Compensation Committee	Nominating Committee
Donald G. Barger, Jr.	Chair	Chair
Stuart E. Eizenstat			Chair
Franklin L. Lavin	X		X
Thomas A. Danjczek	X	X

Audit Committee.  Each of the members of our Audit Committee satisfy independence standards promulgated by the Securities and Exchange Commission (“SEC”) and by NASDAQ, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Barger meets the SEC’s qualifications to be an “audit committee financial expert.” During the fiscal year ended June 30, 2011, the Audit Committee met four times.  In addition, members of the Audit Committee frequently communicate with our financial and accounting staff.  Our Audit Committee is responsible for, among other things:

•

reviewing and providing guidance to the Board and management in respect of our principal financial reporting and audit policies;

•

the qualification, selection, retention, independence, performance and compensation of our independent registered public accounting firm;

•

the adoption of an independent accountant non-audit services policy and the approval of audit and non-audit services;

•

discussion of and recommendation of the audited financial statements, review of financial reporting issues and review of earnings news releases;

•

preparation of the report of the Audit Committee that SEC rules require to be included in our annual meeting proxy statement;

•

obtaining from our independent registered public accounting firm a written statement concerning their independence, actively discussing with them any disclosed relationships or services that may impact their objectivity or independence and taking, or recommending to the full board, any appropriate action;

•

overseeing accounting and financial controls with our independent registered public accounting firm and our financial and accounting staff;

•

overseeing internal audit functions;

•

reviewing and approving transactions between us and our directors, officers and affiliates; and

•

establishing procedures for receipt and treatment of complaints received by us regarding accounting, internal control and auditing matters.

Compensation Committee.  Each member of our Compensation Committee is qualified as independent under the current definition promulgated by NASDAQ. During the fiscal year ended June 30, 2011, our Compensation Committee took action at five meeting and also took action by written consent in lieu of a meeting on four occasions.  In addition, the members of the Compensation Committee had numerous discussions with members of senior management, the Company’s finance and accounting staff and outside counsel.  addition it received reports from the Company’s investment bankers regarding relative performance and met numerous times to discuss compensation matters.  Our Compensation Committee is responsible for, among other things:

•

taking action with respect to the compensation levels of officers and other senior executives, including recommending to the full Board the compensation of our Executive Chairman and approving the compensation of our other executive officers;

•

administering our equity-based compensation plan, bonus plans, deferred compensation plans and similar programs;

•

determining, based upon management input and proposals, compensatory awards to executives under compensation plans and similar programs;

•

assisting management in preparing our Compensation Discussion and Analysis and preparing  the report of the Compensation Committee that SEC rules require to be included in our annual meeting proxy statement; and

•

reviewing and making recommendations to the Board regarding the compensation of directors.

Nominating Committee.  Each member of our Nominating Committee is qualified as independent under the current definition promulgated by NASDAQ. Our Nominating Committee took action by written consent in lieu of a meeting on one occasion with respect to this Annual Meeting.  Our Nominating Committee is responsible for, among other things:

•

identifying and recommending to the Board for selection individuals qualified to become Board members, consistent with qualification standards and other criteria approved by the Board for selecting directors; and

•

reviewing and providing guidance on the independence of nominees, consistent with applicable federal and state regulations and NASDAQ requirements.

Director Nominations and Qualifications

The Nominating Committee proposes nominees for election to the Board. In evaluating nominees to serve on the Board, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria discussed below.

Under these criteria for Board nominations, Board members should have the highest professional and personal ethics and values, consistent with longstanding Globe values and standards. As a group, the Board should have diverse and broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders. While we do not have a formal policy regarding diversity of Board nominees or a formal definition of “diversity,” the independent directors have discussed diversity considerations of potential Board nominees within the context of nominating new Board members. Factors discussed as relevant to the selection of Board nominees may include nature and length of business experience, experience in business areas related to our potential growth areas, international experience, understanding of relevant regulatory authorities, understanding of market entry issues, people skills, business judgment, creativity and other factors that promote alignment of the Board with the interests of stockholders.

The members of the Nominating Committee utilize a variety of methods for identifying and evaluating nominees for director. They periodically assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Committee members will consider various potential candidates for director. Candidates may come to the attention of the Committee members through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated regularly and may be considered at any point during the year. The Nominating Committee has not in the past retained any third party to assist in identifying nominees for Board membership.

When considering whether the proposed nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its responsibilities effectively in light of the Company’s business and structure, the Nominating Committee and the Board focused primarily on the factors discussed above and the information described in each of the Directors’ individual biographies set forth above in the section above entitled “Business Experience of Nominees for Election as Directors”.

Each of the Directors has extensive experience as a business leader and has a strong understanding of business operations and the Company’s industry. Each of the Directors has earned university or graduate degrees in disciplines that are valuable to the Board including engineering, science, business and finance. In particular, with regard to Mr. Danjczek, the Board considered his strong industry background. With regard to Messrs. Barger, Eizenstat and Lavin, the Board considered their significant experience, expertise and background in financial and international trade matters. The Board considered Mr. Kestenbaum’s entrepreneurial skills and his experience with the Company as its founder. His knowledge of the Company’s business and products is essential to the Board’s understanding of the Company. Each of Messrs. Lavin and Eizenstat has experience in the private equity business, which adds value to the Board’s understanding of business development, financing, strategic alternatives and industry trends.  Mr. Eizenstat also brings insight on environmental issues through his service as a director of the Chicago Climate Exchange. The Board also considered that Messrs. Eizenstat, Barger, Lavin and Kestenbaum serve on the boards of directors of other public companies.

Stockholder Recommendations

The Nominating Committee considers stockholder recommendations for candidates to serve on the Board. Stockholders entitled to vote for the election of directors may recommend candidates to serve on the Board by sending a timely notice, in proper form, to the attention of the Chairman of the Nominating Committee in care of the Company’s executive offices at One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119. If the notice is not timely and in proper form, the nominee will not be considered by the Committee. To be timely for the 2012 annual meeting of our stockholders, the notice must be received within the time frame set forth in “Stockholder Proposals” below. To be in proper form, the notice must contain the following: the candidate’s name, a detailed biography outlining the candidate’s relevant background, professional and business experience and other significant accomplishments, an acknowledgement from the candidate that he or she would be willing to serve on the board of directors, if elected, a statement by the stockholder outlining the reasons why this candidate’s skills, experience and background would make a valuable contribution to the board and a minimum of two references who have either worked with the candidate, served on a board of directors with the candidate, or can otherwise provide relevant perspective on the candidate’s capabilities as a potential board member.

Candidates for director who are properly recommended by the Company’s stockholders will be evaluated in the same manner as any other candidate for director. The Nominating Committee may require the candidate to furnish other information as the Committee may reasonably request to assist the Committee in determining the eligibility of the candidate to serve as a member of our Board. The Nominating Committee (or the presiding officer at any meeting of the stockholders) may disregard the purported nomination of any person not made in compliance with these procedures.

Leadership Structure

The positions of Executive Chairman and Chief Executive Officer currently are separated at Globe.  The Board believes that this structure best serves the Company’s needs at this time.  Prior to May 2008, the Chief Executive Officer and Chairman positions were combined.  The Board believes that its current structure helps maintain separate oversight of management.  The Board intends to periodically review and consider whether the positions of Executive Chairman and Chief Executive Officer should be combined or separated as part of its regular review of the effectiveness of our governance structure.

Board Role in Risk Oversight

The Board is actively involved in the oversight of risks that could affect the Company.  This oversight is conducted at the Board level and, where relevant to a committee’s duties, through the committees of the Board.  While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes.  We believe this division of risk management responsibilities is the most effective approach for addressing the risks that the Company faces.  The existing Board leadership structure discussed above encourages communication between management, the Executive Chairman and the independent directors. We believe that this communication improves the Company’s identification and implementation of effective risk management strategies.

Risk-Related Compensation Policies and Practices

The Compensation Committee has reviewed the risk profile of its executive and non-executive compensation programs. The Compensation Committee believes that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Services of Compensation Consultant

During fiscal 2010 the Compensation Committee retained Hay Group to work with the Committee regarding the examination, assessment and discussion of various aspects of the Company’s executive compensation programs and processes. The key areas addressed by Hay Group included assistance with the creation of a compensation philosophy for the Company, an examination of base salaries for top executives and discussions concerning the annual incentive plan design including addressing appropriate relative performance measures. The Hay Group examined the overall pay mix at the Company, worked on the development of a new broad based long-term incentive plan and reviewed the design and competitiveness of the Company’s retirement benefits for executive officers.  In addition, with the approval of the Committee, in 2010 Hay Group performed a small amount of additional services for management regarding the benchmarking of the compensation of the senior corporate staff and outside director compensation.

Communications with the Board

Individuals may communicate with the Board or any director by writing c/o Globe Specialty Metals, Inc., One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY  10119, attention Corporate Secretary.  Communications to the non-employee directors may be sent to the same address. We promptly forward all such correspondence to the indicated directors.

Code of Business Conduct and Ethics

The Company has adopted a code of conduct and ethics applicable to all Company employees, including the Executive Chairman, Chief Executive Officer, Chief Financial Officer, Chief Legal Officer and also its directors. The code is available on the Company’s internet website at www.glbsm.com and is available in print to any stockholder who requests a copy. Any amendment to the code will promptly be posted on the website.  The Company intends to satisfy the disclosure requirements under Item 5.05 of Securities Exchange Act Form 8-K regarding any waiver or amendment of the code with respect to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such required information on the Company’s Internet website.

The Board’s Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE FIVE PERSONS NOMINATED TO SERVE AS A DIRECTOR OF THE COMPANY FOR THE ENSUING YEAR.

PROPOSAL NO. 2

APPROVAL OF THE 2011 CHIEF FINANCIAL OFFICER/CHIEF LEGAL OFFICER

LONG-TERM INCENITVE PLAN

On March 31, 2011, the Compensation Committee approved the Chief Financial Officer/Chief Legal Officer Long-Term Incentive Plan, referred to below as the Long-Term Plan, and the Board is submitting for stockholder approval a proposal to approve the Long-Term Plan.  The purpose of seeking this approval is to obtain the benefits of the Performance Exception from the limits on our tax deductions for cash incentive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as more fully described below in the discussion of the material features of the Long-Term Plan summarized below.

Code Section 162(m)

Approval of the Long-Term Plan and the material terms of the performance goals set forth in the Long-Term Plan will allow awards under the Long-Term Plan to qualify as tax-deductible performance-based compensation under Code Section 162(m) (the “Performance Exception”).

Section 162(m) of the Code places a limit of $1,000,000 per person on the amount the Company may deduct in any one year for compensation paid to its Chief Executive Officer and the next four highest compensated officers. Compensation is exempt from this per-person limit and therefore deductible for tax purposes (even if the $1,000,000 is exceeded) if the compensation paid to any of these individuals satisfies the conditions for “qualified performance-based compensation” set forth under Code Section 162(m).  One of the conditions requires stockholder approval of the material terms of the performance goals of the Long-Term Incentive Plan under which the compensation will be paid.

For purposes of Code Section 162(m), the material terms of the performance goals include: (i) the employees eligible to receive compensation under the Long-Term Plan, (ii) a description of the business criteria on which the performance goal is based, and (iii) either the maximum amount of compensation that can be paid to a covered employee under the performance goal or the formula used to calculate the amount of compensation that could be paid if the performance goal is satisfied.  Each of these aspects of the Long-Term Plan is discussed below.

Submission of the Long-Term Plan and the material terms of the performance goals for performance-based awards should not be viewed as a guarantee that the Company can deduct all compensation under the Long-Term Plan.  Nothing in the following proposal precludes the Board or the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Code Section 162(m).

Summary of the Long-Tem Plan

The Long-Term Plan provides for the opportunity to earn performance awards based upon the achievement of performance goals during specified periods, known as performance periods.  The Long-Term Plan is the Company’s primary vehicle for long-term deferred compensation of our Chief Financial Officer and our Chief Legal Officer. The Company separately pays annual cash bonuses to the Chief Financial Officer and the Chief Legal Officer, as described below in “Compensation Discussion and Analysis – Level Two Plan.”

Purpose. The Compensation Committee believes that the adoption of the Long-Term Plan is aligned with the Company’s goal to be a consistently high performing growth company. The Committee’s compensation plan and pay strategy specifically focus on and are intended to influence total return to stockholders, growth in operating earnings, including EBITDA, as defined in the plan, efficient management of operations, as measured by return on committed capital, and cash flow generation. Accordingly, the Committee has designed the plan to reward the participants for their performance in these areas. The Committee intends to review the performance measures annually to make sure they remain relevant to the Company’s strategy.

Administration. The Long-Term Plan is administered by the Compensation Committee. The Committee members must all qualify as “outside directors” (as defined under Section 162(m) of the Code) for purposes of the Performance Exception. The Committee has the power to delegate certain of its administrative responsibilities to appropriate individuals or committees, to the extent permitted under the Performance Exception.

Eligible employees. The Long-Term Plan is used to grant long-term deferred performance-based awards to our Chief Financial Officer and our Chief Legal Officer.  Awards under the Long-Term Plan are limited to these two individuals. The Executive Chairman and Chief Executive Officer may receive long-term performance awards under a separate plan.

Awards under the Long-Term Plan. When the Committee makes an award under the Long-Term Plan, it must establish the terms and conditions of the award within the time period required by the Performance Exception (generally, within 90 days after the beginning of the applicable performance period), including the following:

 •

The applicable performance goal or goals (see “Performance goals” below) and the performance period during which they must be achieved;

 •

The formula by which the amounts payable will be determined, based upon the achievement of the performance goal or goals;

 •

The consequences of a termination of employment during the applicable performance period; and

 •

The consequences of a change in control during the applicable performance period, if they are to differ from the general rules explained below under “change in control.”

A payment generally may be made pursuant to an award only upon the achievement of the applicable performance goal or goals. The Committee may provide that achievement of the goals will be waived in whole or in part upon the death or disability of the participant, in the event of a change in control, or such other event as the Committee may deem appropriate. However, the Committee may not exercise any discretionary authority it may otherwise have under the Long-Term Plan in a manner that would cause the award to cease to qualify for the Performance Exception. The Performance Exception permits such waivers only upon a change in control or the participant’s death or disability.

Awards under the Long-Term Plan are not transferable, except upon death.

Maximum awards. The Long-Term Plan is intended to comply with requirements of Section 162(m) of the Code, pertaining to performance-based compensation, and accordingly, the annual awards under the plan are capped at $500,000 for the Chief Financial Officer and at $450,000 for the Chief Legal Officer.

Performance goals. The Long-Term Plan provides for an annual award based upon results for the calendar year.  The payment of any award to the Chief Financial Officer is subject to the Company meeting a threshold performance requirement in which 80% of modified EBITDA plus 20% of modified free cash flow exceeds $48,000,000.  To the extent this threshold is exceeded, the award for the Chief Financial Officer is calculated as the sum of (a) 0.2631% of modified EBITDA in excess of $48,000,000 and (b) 0.0658% of modified free cash flow in excess of $48,000,000.  The payment of any award to the Chief Legal Officer is subject to the Company meeting a threshold performance requirement in which 80% of modified EBITDA plus 20% of modified free cash flow exceeds $38,500,000.  To the extent this threshold is exceeded, the incentive amount for the Chief Legal Officer is calculated as the sum of (a) 0.2229% of “modified EBITDA” in excess of $38,500,000 and (b) 0.0557% of “modified free cash flow” in excess of $38,500,000.  The percentages of modified EBITDA and of modified free cash flow are intended to be calculated based upon only the modified EBITDA and modified free cash flow recorded in excess of the specified threshold.  All awards will be paid in RSUs that settle in cash, vest proportionally over three years and are not paid out until the end of the third year.

Any award under the Long-Term Plan is subject to the Company meeting the threshold performance requirement that the fraction determined by dividing EBITDA (including the bonus accrual) for the calendar year divided by the average committed capital for the year exceed 0.2.  In determining all results, specified one-time costs, such as any restructuring charges, non-recurring items, impairment charges, start-up or shut-down expenses or transaction expenses for acquisition or dispositions will be excluded, unless the Committee, in its judgment, determines that such item should not be excluded from the calculation.

In addition the Committee retains discretion to reduce the awards determined by the Long-Term Plan.  The Committee uses relative performance analysis to determine whether to reduce the deferred awards.  Relative performance will be measured against metal manufacturing companies, other companies that the Committee deems appropriate and relevant equity market indices.  Relative performance analysis will generally focus on growth in operating earnings, return on invested capital and total stockholder return, supplemented with other analysis the Committee deems appropriate.  The Committee ultimately will use its judgment in making any reductions and may weight some measures more heavily than others in making determinations.

The plan includes a “claw-back” provision which provides that if the Board determines that there was executive misconduct in a prior period in the preparation of the financial results for that period, the Committee will determine whether the restatement was material and was a result of executive misconduct in preparation of the financial information, and if so, to what extent “covered payments” should be returned to the Company to the extent that such payments were overstated as a result of the change in financial condition. Covered payments include cash incentives paid to the executive found to have actively participated in the executive misconduct for performance during the fiscal year(s).

Amendment and termination. The Long-Term Plan and awards under it may be amended and the Long-Term Plan may be terminated by our Board, and awards may be amended by the Committee, without stockholder approval. However, no amendment or termination may adversely affect outstanding awards without the consent of the affected grantee, unless the amendment does not materially decrease the value of the award or is made to comply with applicable law, stock exchange rules or accounting rules. Moreover, in no event may any award be amended in any manner that would cause it to cease to qualify for the Performance Exception. The Long-Term Plan requires that the material terms of performance goals be submitted to the Company’s stockholders for re-approval as required to meet the Performance Exception.

The foregoing summary is qualified in its entirety by the full text of the Long-Term Plan. The Long-Term Plan is not part of this Proxy Statement. A copy of the Long-Term Plan is available on the SEC’s website at www.sec.gov, where it is exhibit 10.7 to our Annual Report on Form 10-K for the year ended June 30, 2011. We will provide you with a copy without charge if you call us at 212-798-8122, or write to us at Globe Specialty Metals, Inc., One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119. Copies of the Long-Term Plan will also be available at the Annual Meeting.

Estimate of Benefits

Although the amount of awards pursuant to the Long-Term Plan are subject to reduction within the discretion of the Committee, based upon the financial results for the calendar year to date, we estimate the Long-Term Plan will result in bonuses with respect to the year ending December 31, 2011 of approximately $840,000 for the Chief Financial Officer and approximately $716,000 for the Chief Legal Officer.

Vote Required

The approval of the Long-Term Plan will require a majority of the votes cast at the Annual Meeting, and abstentions and broker non-votes, if any, will not be counted as votes cast and would have no effect on the result of the vote. If stockholders do not approve the Long-Term Plan, management and the Compensation Committee will examine all of the available alternatives, including but not limited to paying incentive compensation under other arrangements that do not qualify for the Performance Exception.

The Board’s Recommendation

The Board believes that the approval of the Long-Term Plan will permit the Committee to continue to grant performance-based long-term compensation designed to qualify for the Performance Exception to the chief financial officer and chief legal officer. The Board believes that this is in the best interest of the Company.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE APPROVAL OF

THE 2011 CHIEF FINANCIAL OFFICER/CHIEF LEGAL OFFICER LONG-TERM PLAN.

PROPOSAL NO. 3

APPROVAL OF

2012 EXECUTIVE LONG-TERM INCENTIVE PLAN

On October 25, 2011, the Compensation Committee approved the 2012 Long-Term Incentive Plan, referred to below as the Long-Term Incentive Plan, for our officers, and the Board is submitting for stockholder approval a proposal to approve the Long-Term Incentive Plan. The purpose of seeking this approval is to obtain the benefits of the Performance Exception from the limits on our tax deductions for cash incentive compensation under Section 162(m) of the Code, as more fully described below.

As described above in Proposal No. 2 and in the “Compensation Discussion and Analysis,” we have previously adopted plans with respect to our executive officers intended to qualify under Code Section 162(m).   The purpose of adopting the Long-Term Incentive Plan is not to immediately modify or supersede the existing plans, but to provide the Board and the Compensation Committee flexibility to modify the existing plans and/or to adopt additional plans qualified under Section 162(m) without the need for repeated approvals, provided that any additional plans or modified plans are limited to the eligible employees, business criteria and the compensation limits specified in the Long-Term Incentive Plan.

Code Section 162(m)

Approval of the Long-Term Incentive Plan and the material terms of the performance goals set forth in the Long-Term Incentive Plan will allow awards under the Long-Term Incentive Plan to the Company’s officers to qualify for the Performance Exception.

For purposes of Code Section 162(m), the material terms of the performance goals include: (i) the employees eligible to receive compensation under the Long-Term Incentive Plan, (ii) a description of the business criteria on which the performance goal is based, and (iii) either the maximum amount of compensation that can be paid to a covered employee under the performance goal or the formula used to calculate the amount of compensation that could be paid if the performance goal is satisfied.  Each of these aspects of the Long-Term Incentive Plan is discussed below.

Submission of the Long-Term Incentive Plan and the material terms of the performance goals for performance-based awards should not be viewed as a guarantee that the Company can deduct all compensation under the Long-Term Incentive Plan.  Nothing in the following proposal precludes the Board or the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Code Section 162(m).

Summary of the Long-Term Incentive Plan

The Long-Term Incentive Plan provides the Company’s officers the opportunity to earn incentive awards based upon the achievement of performance goals during specified periods, known as performance periods.  The Long-Term Incentive Plan authorizes the incentives in the form of cash or restricted share units (“RSUs”).

Purpose. The Compensation Committee believes that the adoption of the Long-Term Incentive Plan is aligned with the Company’s goal to be a consistently high performing growth company. The Compensation Committee’s compensation plan and pay strategy specifically focus on and are intended to influence total return to stockholders, growth in operating earnings, efficient management of operations, as measured by return on committed capital, and cash flow generation. Accordingly, the Compensation

Committee has designed the Long-Term Incentive Plan to reward the participants for their performance in these areas.

Administration. The Long-Term Incentive Plan is administered by our Compensation Committee. Subject to the provisions of the Long-Term Incentive Plan, the Committee is authorized to: (a)  interpret the provisions of the Long-Term Incentive Plan and all awards and to make all rules and determinations which it deems necessary or advisable for the administration of the Long-Term Incentive Plan; (b)  determine which officers shall be granted awards; (c)  specify the terms and conditions upon which an award may be granted; (d)  make changes to any outstanding award, provided that no such change shall impair the rights of a participant under any grant previously made without such participant’s consent; and (e)  certify attainment of performance goals and other necessary facts, provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 162(m) of the Code of those awards which are designated as “Performance Based.”

Eligibility. Officers of the Company or of a direct or indirect parent or subsidiary of the Company are eligible to participate in the Long-Term Incentive Plan.  Notwithstanding the foregoing, the Committee may authorize the grant of an award to a person not then an officer of the Company or of a direct or indirect parent or subsidiary of the Company; provided, however, that the actual grant of such award shall be conditioned upon such person becoming eligible to become an officer of the Company or of a direct or indirect parent or subsidiary of the Company at or prior to the time of the execution of the Agreement evidencing such award.

Performance Objectives . Under the Long-Term Incentive Plan, the Committee may grant cash or restricted share unit incentive awards based on the attainment of specified performance goals.  Performance goals may be expressed in terms of any of the following business criteria:  net earnings or net income (before or after taxes); net income per share; net sales growth; net operating profit; return measures (including, but not limited to, return on invested capital, assets, equity, or net sales); cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); income before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; Common Stock price per share (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency; and working capital targets.

Performance Measures may be applied to any or any combination of the Company and its subsidiaries on a consolidated basis or, as the context permits, on a divisional, entity, line of business, project or geographical basis or in combinations thereof. If the Committee so determines, performance goals may relate to performance under one or more of the Performance Measures as described above compared to the performance of a group of comparator companies or another index or indices.

The plan includes a “claw-back” provision which provides that if the Board determines that there was executive misconduct in a prior period in the preparation of the financial results for that period, the Compensation Committee will determine whether the restatement was material and was a result of executive misconduct in preparation of the financial information, and if so, to what extent “covered payments” should be returned to the Company to the extent that such payments were overstated as a result of the change in financial condition. Covered payments include cash incentives paid to the executive found to have actively participated in the executive misconduct for performance during the fiscal year(s).

Maximum Award Under the Long-Term Incentive Plan. The maximum amount of any individual annual award under the Long-Term Incentive Plan shall be as follows:

Executive Chairman

$21,000,000

Chief Executive Officer

$9,000,000

Chief Financial Officer

$2,000,000

Chief Legal Officer

$2,000,000

Other Officers

$2,000,000

Payment.  Payment, if any, with respect to an award shall be made in accordance with the terms of the award and, subject to such terms, may be made in cash and/or subject to mandatory deferral in the form of the grant of RSUs, as the Committee determines.  Any payment of an award in RSUs shall specify the term and the vesting schedule of the RSUs and whether the RSU’s shall settle in cash and/or in shares of Common Stock.  Any grant of RSUs settling in shares of Common Stock shall be made pursuant to and in compliance with the Company’s 2006 Employee, Director and Consultant Stock Plan.

The plan permits voluntary deferral into RSUs of the cash portions not required to be deferred, up to a maximum of 50 percent of the bonus amount, and provides a 20 percent match in the form of additional RSUs on voluntarily deferred amounts. RSUs paid on voluntarily deferred amounts will vest over three years but will not be delivered until the end of the third year.

Corporate Transactions . Unless otherwise specifically provided in a participant’s award agreement, if the Company is to be consolidated with or acquired by another entity in a merger or sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), upon the closing of such Corporate Transaction, each participant will be entitled to the pro rata payment of the awards that would have been paid had the Corporate Transaction not occurred for service in the then current Long-Term Incentive Plan year through the date of closing.  The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the closing.

Amendment and Termination.  The Long-Term Incentive Plan may be amended by the Board. Any amendment approved by the Board which the Board determines is of a scope that requires stockholder approval shall be subject to obtaining such stockholder approval. Any amendment of the Long-Term Incentive Plan shall not, without the consent of a participant, adversely affect his or her rights under an award previously granted to him or her. With the consent of the participant affected, the Committee may amend an outstanding Agreement in a manner which may be adverse to the Participant but which is not inconsistent with the Long-Term Incentive Plan. In the discretion of the Committee, an outstanding Agreement may be amended by the Committee in a manner which is not adverse to the participant.

The Long-Term Incentive Plan will terminate on November 30, 2021, the date which is ten years from the earlier of the date of its adoption by the Board and the date of its approval by the stockholders of the Company, provided however, that the performance goals shall be required to be re-approved by the stockholders no later than the first stockholders’ meeting that occurs in the fifth year following the year in which prior stockholder approval of the performance goals was obtained.  The Long-Term Incentive Plan may be terminated at an earlier date by vote of the Board; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

The foregoing summary of the Long-Term Incentive Plan is qualified in its entirety by the full text of the Long-Term Incentive Plan, a copy of which is attached as Exhibit B to this proxy statement.

Estimate of Benefits

Because no immediate awards are contemplated under the 2012, we cannot estimate the amount of any benefits that may be awarded under the Long-Term Incentive Plan.  The awards under the Long-Term Plan are described under Proposal No. 2 and the awards under the Level One Plan, the existing plan for the Executive Chairman and Chief Executive Officer, are described in “Compensation Discussion and Analysis” and in “Executive Compensation.”

Vote Required

The approval of the Long-Term Incentive Plan will require a majority of the votes cast at the Annual Meeting, and abstentions and broker non-votes, if any, will not be counted as votes cast and would have no effect on the result of the vote. If stockholders do not approve the Long-Term Incentive Plan, management and the Compensation Committee will examine all of the available alternatives, including but not limited to paying incentive compensation under other arrangements that do not qualify for the Performance Exception.

The Board’s Recommendation

The Board believes that the approval of the Long-Term Incentive Plan will permit the Compensation Committee to grant performance-based long-term incentive compensation designed to qualify for the Performance Exception to those employees upon whose judgment and efforts the Company is largely dependent for the successful conduct of its operations. The Board believes that this is in the best interest of the Company.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2012 EXECUTIVE LONG-TERM INCENTIVE PLAN.

PROPOSAL NO. 4

ADVISORY VOTE REGARDING
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Description of Proposal

Pursuant to the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote, on an advisory basis, on the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As discussed in our Compensation Discussion and Analysis starting on page 27, our executive compensation program is designed to:

• motivate executives to achieve annual and long-term goals and manage the Company for sustained long-term growth;

• align executives’ interests with those of the stockholders by rewarding our executives for superior performance; and

• attract and retain highly qualified and industrious executives who contribute to the Company’s long-term success.

We believe that we have effectively achieved these key objectives by:

• establishing annual incentive plans providing for the annual payment of cash bonuses to named executive officers and other executives who contributed to the long-term success of the Company based upon the Company's achievement of annual EBITDA and cash flow targets; and

• providing that the majority of total compensation to the Company's named executive officers will be in the form of incentive compensation, with a significant portion of each such officer’s compensation targeted to be equity based so as to align the executive’s compensation with the interests of the Company’s stockholders.

The advisory resolution set forth below, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express your views on our executive compensation program for our named executive officers, which includes our Chief Executive Officer and the other individuals named in the Summary Compensation Table that follows the Compensation Discussion and Analysis. The "”say-on-pay” proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies, practices and plans described in this Proxy Statement. The resolution does not address the matters disclosed under the headings “Director Compensation” nor is it intended to indicate your approval of any future “golden parachute” payments. We will seek stockholder approval of any “golden parachute” payments at the time of any transaction triggering such payments to the extent required by applicable law. Accordingly, we will ask our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Globe Specialty Metals, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company’s Proxy Statement for the 2011 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission (Item 402 of Regulation S-K), including the

Compensation Discussion and Analysis, the Summary Compensation Table and narrative discussions and the other related tables and disclosure.”

Vote Required

As provided by the Dodd-Frank Act, this vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and Compensation Committee value the views of our stockholders and to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Approval of the say-on-pay proposal will require the affirmative vote of a majority of the votes cast at the Annual Meeting, and abstentions and broker non-votes, if any, will not be counted as votes cast and would have no effect on the result of the vote.

The Board’s Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL NO. 5

ADVISORY VOTE REGARDING
THE FREQUENCY OF COMPENSATION VOTE

Description of Proposal

Pursuant to the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote, on an advisory basis, regarding whether the executive compensation “say-on-pay” advisory vote (as described in Proposal 2 of this Proxy Statement) should occur every one, two or three years. This proposal is commonly known as a “say-on-frequency” proposal. Stockholders will also have the option to abstain from voting on the matter.

The Board believes that an advisory vote on executive compensation once every three years is the best approach for the Company and its stockholders for several reasons, including the following:

• Our executive compensation program is designed to encourage long-term value creation, and a vote once every three years will allow stockholders to better judge our executive compensation program in relation to our long-term performance. As described in the Compensation Discussion and Analysis below, we enter into multi-year employment agreements and grant awards with multi-year service periods to encourage our executive officers to focus on long-term performance. We believe that a vote once every three years would allow our executive compensation program to be evaluated in relation to our long-term performance.

• A vote once every three years will provide us with the time to thoughtfully respond to stockholders’ views and implement any appropriate changes. Our Compensation Committee carefully reviews our program to maintain the effectiveness of the program and adopts changes intended to keep the program aligned with long-term performance. We believe that a vote once every three years is an appropriate frequency to provide our Compensation Committee sufficient time to evaluate stockholders input and to implement any appropriate changes to our executive compensation program.

• We will continue to receive stockholder input regarding our executive compensation program during the period between stockholder votes. Our Compensation Committee is open to input from our stockholders regarding our executive compensation program.

The form of proxy card relating to our 2011 Annual Meeting of Stockholders enables stockholders to vote, by checking the appropriate box, to have the vote on executive compensation take place every 1 year, every 2 years or every 3 years, or to abstain from voting.

Vote Required

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the stockholder advisory vote regarding the compensation of our named executive officers that will be considered to be preferred by our stockholders. Although this vote is advisory and not binding on the Company or the Board in any way, the Board will carefully evaluate the stockholder vote.

The Board’s Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ONCE EVERY “THREE YEARS” AS THE FREQUENCY FOR THE ADVISORY VOTE REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 6

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based on the recommendation of the Audit Committee, the Board has appointed the firm of KPMG LLP to be the Company’s independent registered public accounting firm for the year ending June 30, 2012 and recommends to stockholders that they vote for ratification of that appointment. Although not required to do so, the Board has determined that it would be desirable to request stockholders’ approval of this appointment.

The following table presents aggregate fees billed to us for the years ended June 30, 2011 and 2010, for professional services rendered by KPMG LLP (KPMG), our principal accountant for the audit of our annual financial statements and review of our interim financial statements.

	2011	2010
	($ in thousands)
Audit Fees	$1,617	$2,005
Audit-Related Fees	237	250
Tax Fees	140	13
All Other Fees	—	208
Total Fees	$1,994	$2,476

Audit Fees.   Audit fees consisted of fees billed by KPMG for professional services rendered in connection with the audit and quarterly reviews of our consolidated financial statements. Such fees included fees associated with the preparation and review of the registration statement on Form S-1 relating to our U.S. initial public offering.

Audit-Related Fees.   Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.”

Tax Fees.   Tax fees consist of tax advice and tax planning services.

Other Fees.  Other fees consist primarily of assistance with due diligence in connection with acquisitions.

The Audit Committee of the Board has determined that the provision by KPMG of the non-audit services described above is compatible with maintaining the independence of KPMG.

Policy on Audit Committee pre-approval of audit and permissible non-audit services

All engagements for services by KPMG or other independent registered public accountants are subject to prior approval by the Audit Committee; however, de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The Audit Committee approved all services provided by KPMG for the fiscal years ended June 30, 2011 and June 30, 2010.

A representative of KPMG LLP is expected to attend the Annual Meeting, will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

Vote required

The ratification of the appointment of the Company’s independent registered public accounting firm will require the affirmative vote by the holders of a majority of the outstanding Stock present in person or represented by proxy at the Annual Meeting, and abstentions and broker non-votes, if any, will not be counted as votes cast and would have no effect on the result of the vote. If such approval is not received, the Audit Committee will reconsider the appointment.  Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The Board’s recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE
PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING
JUNE 30, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

As of the Record Date, October 26, 2011, there were 75,035,177 shares of Globe Stock outstanding. The following table sets forth certain information regarding beneficial ownership of Globe Stock as of October 26, 2011 by each stockholder known by us to be the beneficial owner of more than 5% of Globe Stock, each of our Named Executive Officers, each of our current directors and for all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of October 26, 2011, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 75,035,177 shares of common stock outstanding on October 26, 2011. Brokers or other nominees may hold shares of our common stock in “street name” for customers who are the beneficial owners of the shares. As a result, we may not be aware of each person or group of affiliated persons who own more than 5% of our common stock.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Globe Specialty Metals, Inc., One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Directors and Executive Officers:
Alan Kestenbaum (1)	12,291,455	16.4%
Jeff Bradley (2)	766,406	1.0%
Malcolm Appelbaum (3)	281,776	*
Stephen Lebowitz (4)	197,172	*
Stuart E. Eizenstat (5)	29,006	*
Donald G. Barger, Jr. (6)	32,455	*
Thomas A. Danjczek (7)	29,081	*
Franklin L. Lavin (8)	29,525	*
All directors and executive officers as a group (8 individuals) (9)	13,666,876	18.2%
Five Percent Stockholders:
Royce & Associates, LLC (10)	8,777,585	11.7%
745 Fifth Avenue New York, NY 10151
Luxor Capital Group LP (11)	4,851,809	6.5%
767 Fifth Avenue New York, NY 10153
Goodman & Company (12) One Adelaide Street East, 29th Floor Toronto, Ontario, Canada, M5C 2V9	3,789,135	5.1%

*	Less than one (1%) percent.
(1)	Includes 31,250 shares issuable upon exercise of options exercisable within 60 days of October 26, 2011.
(2)	Includes 16,406 shares issuable upon exercise of options exercisable within 60 days of October 26, 2011.
(3)	Includes 5,469 shares issuable upon exercise of options exercisable within 60 days of October 26, 2011.
(4)	Includes 11,422 shares issuable upon exercise of options exercisable within 60 days of October 26, 2011.
(5)	Includes 862 shares issuable upon exercise of options exercisable within 60 days of October 26, 2011.
(6)	Includes 862 shares issuable upon exercise of options exercisable within 60 days of October 26, 2011.
(7)	Includes 862 shares issuable upon exercise of options exercisable within 60 days of October 26, 2011.
(8)	Includes 862 shares issuable upon exercise of options exercisable within 60 days of October 26, 2011.
(9)	Includes 67,995 shares issuable upon exercise of options exercisable within 60 days of October 26, 2011.
(10)

Based upon a Schedule 13G filed with the SEC on October 5, 2011.  Royce & Associates, LLC acts as an investment manager for various accounts.  One account, Royce Low Priced Stock Fund, an investment company registered under the Investment Company Act of 1940 and managed by Royce & Associates, LLC, held 4,060,280 shares .

(11)

Based upon a Schedule 13G/A filed with the SEC on February 14, 2011.  Luxor Capital Group, LP (LCG) acts as the investment manager of proprietary private investment funds and separately managed accounts that own the shares, and as investment manager LCG may exercise dispositive and voting authority over the shares. Luxor Management, LLC is the general partner of LCG. Mr. Christian Leone is the managing member of Luxor Management, LLC. LCG Holdings, LLC is the general partner or managing member of the proprietary private investment funds organized in the United States. Mr. Leone is the managing member of LCG Holdings, LLC.

(12)	Based upon a Schedule 13G filed with the SEC on January 19, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Globe officers and directors and persons who own more than 10% of the Globe Stock to file reports on changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and written representations by certain officers and directors, we believe that all of our officers, directors and stockholders subject to the reporting requirements of Section 16(a) filed all of their reports related to non-exempt transactions on a timely basis during the fiscal year ended June 30, 2011. We also believe these persons filed all of their reports related to exempt transactions on a timely basis during the fiscal year ended June 30, 2011, except for five reports on Form 4 that were filed late on behalf of Mr. Eizenstat, each representing one transaction, four reports on Form 4 that were filed late on behalf of each of Messers. Barger, Danjczek and Lavin, each representing one transaction, three reports on Form 4 that were filed late on behalf of Mr. Kestenbaum, each representing one transaction, and one report on Form 4 that was filed late on behalf of each of Messers. Appelbaum, Bradley and Lebowitz, each representing one transaction.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three non-employee directors (Messrs. Barger, Danjczek and Lavin), each of whom is considered an “independent” director for the purposes of the applicable rules of NASDAQ and the SEC. The Audit Committee’s responsibilities are set forth in its charter, a copy of which was attached to last year’s proxy statement. The Board and the Audit Committee believe that the Audit Committee members are and were at the time of the actions described in this report “independent” directors as independence is defined by NASDAQ Rule 4200(a)(15).

The Audit Committee has implemented the requirements of the Sarbanes-Oxley Act of 2002 and the Marketplace Rules of The NASDAQ Stock Market, Inc. with respect to the responsibilities of audit committees of public companies. Among other matters, the Audit Committee reviews procedures on internal control over financial reporting with management and with the Company’s independent registered public accounting firm, and it discussed with the independent registered public accounting firm the adequacy of the Company’s internal controls and the overall scope and specific plans for their audit.

The Audit Committee has reviewed and discussed with management Globe’s audited consolidated financial statements as of and for the year ended June 30, 2011 and has discussed with Globe’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the accountants the accountants’ independence and considered whether the provision of non-audit services by the accountants is compatible with maintaining their independence.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the above referenced consolidated financial statements be included in Globe’s Annual Report on Form 10-K for the year ended June 30, 2011, for filing with the SEC.

THE AUDIT COMMITTEE

Donald G. Barger, Jr., Chairman
Thomas A. Danjczek

Franklin L. Lavin

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

The objective of the Company’s compensation program is aligned with the Company’s goal to be a consistently high performing growth company. The Company’s roots are from an entrepreneurial culture, and the compensation philosophy is intended to be consistent with that culture. A concise statement of the philosophy is – shareholders win, executives win. Practically this means a performance-based culture and compensation system that permits executives and other employees to earn total compensation above the median of other metal manufacturing companies if the Company’s performance exceeds the performance of this group.

The Company’s compensation strategy specifically focuses on, and is intended to influence, total return to stockholders by focusing on, growth in operating earnings, including EBITDA, and efficient management of the Company’s operations, as measured by return on committed capital and cash flow generation.  These business drivers allow the Company to meet its objectives and maintain a results-oriented culture. We have designed the Company’s incentive compensation plans to reward participants for their performance in these areas. Additionally the compensation program is intended to support the successful retention and recruitment of key personnel to meet the Company’s business objectives.

Process in Setting Executive Compensation

In September 2009, the Board established the Compensation Committee of the Board, composed of Messrs. Barger and Danjczek, and adopted a Compensation Committee charter.  The charter authorizes and directs the Committee, among other things, to:

•

develop, with the assistance of management, compensation policies that will clearly articulate the relationship of corporate performance to executive compensation, reward executives for the Company’s progress and attract and retain the highest quality executives;

•

determine, based on management proposals and assistance, compensation and awards to executives;

•

adopt and maintain policies and procedures relating to the granting of stock options, restricted stock and other equity-based compensation awards; and

•

develop, based on management proposals and assistance, the terms of new employment agreements and the amendment of existing employment agreements.

The Committee participates in the development of, and reviews and approves the renewal or modification of, the employment agreements for the Chief Executive Officer, the Chief Financial Officer and the Chief Legal Officer.  The Committee participates in the development of, and reviews the renewal or modification of, the employment agreement for the Executive Chairman and submits it to the Board for approval.

Elements of Executive Compensation Arrangements

General.  The Company’s executive compensation arrangements include five components:

•

Base salary

•

Annual bonus

•

Equity incentives

•

Retirement benefits

•

Other benefits

Although we have not adopted any formal guidelines for allocating total compensation among these components, we intend to implement and maintain compensation plans that tie a substantial portion of executives’ overall compensation to the achievement of corporate performance objectives. Additionally, pursuant to the terms of employment agreements, some executive officers are entitled to receive severance payments if their employment is terminated by the Company without cause or by the executive for good reason.

We view each of the components of the compensation program as distinct but related. We set each of the components separately, but we also review the entire amount of compensation and may make a discretionary adjustment in one or more of the individual components based upon the evaluation of the total.  However, we do not believe that significant compensation derived from one component of compensation, such as salary or bonus, should necessarily negate or reduce compensation from other elements, such as equity appreciation, and based upon performance, an executive may receive total compensation well above the median of peer companies.

Base salary.  Upon joining the Company, each of the executive officers entered into an employment agreement that provided for an initial base salary. These initial salaries were the product of negotiation with the executive, but the Company generally sought to establish salaries that it believed were commensurate with the salaries being paid to executive officers serving in similar roles at other metal manufacturing companies, based upon management’s general familiarity with practices at other companies. In establishing the base salaries of executive officers, the Company took into account a number of factors, including the executive’s seniority, position, functional role, level of responsibility and individual performance. Historically, the Company has not applied specific formulas to determine base salaries. None of the executive officers have received increases in their annual bases salaries during the terms of their employment agreements.

In fiscal 2011, we renewed the employment agreement with Mr. Kestenbaum and Mr. Bradley.  In connection with renewing these agreements, the Committee analyzed their existing base salaries and made adjustments to reflect individual performance-based factors, as well as the Company’s financial performance.  We increased Mr. Kestenbaum’s salary, which was last set in 2006, from $650,000 (the aggregate salary he received from the Company and Solsil) to $995,000 (as a single salary, discontinuing any separate compensation from Solsil), and we increased  Mr. Bradley’s salary, which was last set in 2008, from $600,000 to $700,000.  We believed that these increases reflect the Company’s growth and performance since the last time their salary levels were set, as well as adjustments necessary to provide competitive base compensation. For additional reference in setting these amounts, we sought to identify other metal manufacturing companies for comparison purposes.  Although we noted several companies, including Allegheny Technologies Incorporated, GrafTech International Ltd., Schnitzer Steel Industries, Inc. and Steel Dynamics, Inc., we concluded that these companies are not substantively comparable to the Company due to differences in size, business approach and business model.  Accordingly, although we compared the proposed salaries for our Executive Chairman and Chief Executive Officer derived through our analysis to the base salaries of officers in comparable positions at these other companies, we did not regard them as benchmarks and concluded that proposed salaries in the top quartile were justified based upon the Company’s results, the executives’ contributions to these results and competitive considerations.

Annual bonus.  In addition to base salaries, executive officers are eligible to receive annual cash bonuses. We grant annual cash bonuses intended to compensate executive officers for their individual contributions to the achievement of corporate goals. For the period January 1, 2010 through December 31, 2010, the Level One Plan and Level Two Plan described below were used to determine the annual bonus for the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer and the Chief Legal Officer.  We  monitor performance results  on a quarterly basis and review the performance measures annually to make sure they remain consistent with the Company’s strategy.

Level One Plan. On March 31, 2010, the Committee approved a 2010 Annual Executive Bonus Plan for the Executive Chairman and the Chief Executive Officer (the “Level One Plan”).  The Level One Plan provides for a bonus pool based upon calendar year 2010 results and subsequent calendar years.  Based upon our corporate objectives of growth in earnings and cash flow, the pool amount is calculated as the sum of eight percent of modified EBITDA, as defined in the plan, plus two percent of modified free cash flow, as defined in the plan.  The percentage amounts were set at levels intended to provide competitive bonuses at levels of EBITDA and cash flow that are proportionately comparable to the results of other metal manufacturing companies and to provide superior bonuses for superior EBITDA and cash flow results.

The payment of any bonus under the Level One Plan is subject to the Company meeting a threshold performance requirement that the fraction determined by dividing EBITDA (including the bonus accrual) for the year ending December 31 by the average committed capital, as defined in the plan, for the year ending December 31, exceed 0.2.  In determining all results, specified one-time costs, such as any restructuring charges, non-recurring items, impairment charges, start-up or shutdown expenses or transaction expenses for acquisitions or dispositions will be excluded, unless the Committee, in its judgment, determines that such item should not be excluded from the calculation.

In addition, the Committee retains discretion to reduce the bonuses determined by the plan.  The Committee uses relative performance analysis to determine whether to reduce the bonuses determined by the Level One Plan.  Relative performance is measured against other metal manufacturing companies, other companies that the Committee deems appropriate and relevant equity market indices.  Relative performance analysis generally focuses on growth in operating earnings, return on invested capital and total stockholder return, supplemented with other analysis the Committee deems appropriate.  The Committee uses its judgment in making any reductions and may weigh some measures more heavily than others in making determinations.  The Committee did not make any reductions with respect to the period ended December 31, 2010.

The Level One Plan is complies with requirements of Section 162(m) of the Code, pertaining to performance-based compensation, and accordingly, the pool is capped at a maximum of $20 million, although the aggregate bonus pool amount is expected to be significantly lower. The Executive Chairman is entitled to 70% of the pool amount, and the Chief Executive Officer is entitled to 30% of the pool amount.

All payouts under the Level One Plan are made in accordance with a deferral schedule which provides that 20 percent of the payout will be deferred for pool amounts between $2 million and $5 million, increasing incrementally to 100 percent for pool amounts between $15 million and $20 million.  All deferred amounts are awarded in restricted stock units (RSUs) that settle in cash, vest proportionally over three years and are not paid out until the end of the third year.  The Committee and the Board view the deferral of a significant portion of the bonuses and the tying of the deferred amounts to the performance of the stock as important factors in mitigating risks associated with the Level One Plan.

The Level One Plan permits voluntary deferral into RSUs of the cash portions not required to be deferred, up to a maximum of 50 percent of the bonus amount, and provides a 20 percent match in the form of additional RSUs on voluntarily deferred amounts.  RSUs granted with respect to voluntarily deferred amounts also vest over three years but are not paid out until the end of the third year.

Level Two Plan.  On August 30, 2010, the Committee approved a 2010 Annual Executive Bonus Plan for the Chief Financial Officer and the Chief Legal Officer (the “Level Two Plan”).  The Level Two

Plan provides for an annual cash bonus based upon (a) results for calendar year 2010 and subsequent calendar years and (b) specific goals for the Chief Financial Officer and Chief Legal Officer, as follows:

For the Chief Financial Officer, the bonus is calculated as the sum of 0.8 percent of modified EBITDA, as defined in the Level One Plan, plus 0.2 percent of modified free cash flow, as defined in the Level One Plan, subject to a maximum of 1.6 times base salary.  This amount is subject to increase by a maximum of 0.65 times base salary or decrease by a maximum of 0.6 times base salary based on the achievement of specific objectives pertaining to timely and accurate filing of periodic reports, data management milestones, financial due diligence, monitoring credit collection, hiring development and succession planning and cost saving initiatives.  In no event will the bonus exceed 2.25 times base salary.

For the Chief Legal Officer, the bonus is calculated as the sum of 0.8 percent of modified EBITDA plus 0.2 percent of modified free cash flow, subject to a maximum of 1.4 times base salary.  This amount is subject to increase by a maximum of 0.6 times base salary or decrease by a maximum of 0.6 times base salary based on the achievement of specific objectives pertaining to timely and accurate filing of periodic reports, legal due diligence, disposition of litigation and cost saving initiatives.  In no event will the bonus exceed 2.0 times base salary.

On March 31, 2011, the Committee modified the Level Two Plan to provide for additional deferred awards based upon calendar year results, starting with calendar year 2011.  The payment of an additional deferred award to the Chief Financial Officer is subject to the Company meeting a threshold performance requirement in which 80% of modified EBITDA plus 20% of modified free cash flow exceeds $48,000,000.  To the extent this threshold is exceeded, the incentive amount for the Chief Financial Officer is calculated as the sum of (a) 0.2631% of modified EBITDA in excess of $48,000,000 and (b) 0.0658% of “modified free cash flow” in excess of $48,000,000.  The payment of any additional deferred award to the Chief Legal Officer is subject to the Company meeting a threshold performance requirement in which 80% of modified EBITDA plus 20% of modified free cash flow exceeds $38,500,000.  To the extent this threshold is exceeded, the incentive amount for the Chief Legal Officer is calculated as the sum of (a) 0.2229% of modified EBITDA in excess of $38,500,000 and (b) 0.0557% of modified free cash flow in excess of $38,500,000.  The percentages of modified EBITDA and of modified free cash flow are intended to be calculated based upon only the modified EBITDA and modified free cash flow recorded in excess of the specified threshold.  The thresholds and percentage amounts were set at levels intended to provide competitive bonuses at levels of EBITDA and cash flow that are proportionately comparable to the results of other metal manufacturing companies and to provide superior bonuses for superior results.

All deferred awards under the Level Two Plan will be paid in RSUs that settle in cash, vest proportionally over three years and are not paid out until the end of the third year.

The payment of any deferred award is subject to the Company meeting the threshold performance requirement that the fraction determined by dividing EBITDA (including the bonus accrual) for the calendar year divided by the average committed capital, as defined in the Level One Plan, for the year, exceed 0.2.  In determining all results, specified one-time costs, such as any restructuring charges, non-recurring items, impairment charges, start-up or shutdown expenses or transaction expenses for acquisition or dispositions will be excluded, unless the Committee, in its judgment, determines that such item should not be excluded from the calculation.

In addition the Committee retains discretion to reduce the deferred awards determined by the Level Two Plan.  The Committee expects to continue to use relative performance analysis to determine whether to reduce the deferred awards determined by the Level Two Plan.  Relative performance will be measured against metal manufacturing companies , other companies that the Committee deems appropriate and relevant equity market indices.  Relative performance analysis will generally focus on growth in operating earnings, return on invested capital and total stockholder return, supplemented with other analysis the Committee deems appropriate.  The Committee ultimately will use its judgment in making any reductions and may weight some measures more heavily than others in making determinations.

The additional deferred awards under the Level Two Plan are intended to constitute performance-based compensation, and the awards are capped at a maximum of $500,000 for the Chief Financial Officer and $450,000 for the Chief Legal Officer, in addition to the cash awards described above.

Equity incentives.  We believe that long-term performance is also incentivized through an ownership culture that encourages performance by executive officers through the grants of stock options or restricted stock. The Company’s equity benefit plans have been established to provide executive officers with incentives to help align their interests with the interests of the Company’s stockholders. We believe that equity benefit plans are an important retention tool for the executive officers.

With the exception of Mr. Kestenbaum, who as the founder of the Company received stock at the Company’s inception, the equity benefit plans have provided the principal method for executive officers to acquire equity in the Company. The Company has granted stock options and stock through the 2006 Employee, Director and Consultant Stock Plan, which was adopted by the Board and approved by stockholders to permit the grant of stock options and restricted stock to employees, officers, directors, consultants, advisors and independent contractors. The Named Executive Officers designated under “Outstanding Equity Awards at Fiscal Year-End” have been awarded stock options and/or restricted stock under the 2006 Employee, Director and Consultant Stock Plan in the amounts indicated that table. In determining the size of the stock option grants to the executive officers, initial grants were set forth in their employment agreements and were the product of negotiation with the executives.  The Board has determined the amounts of subsequent grants on a subjective, discretionary basis, taking into account each executive officer’s existing ownership stake in the Company, as well as his position, scope of responsibility, ability to affect stockholder value and historic and recent performance.

In connection with entering a new employment agreement with Mr. Kestenbaum in 2011, the Committee determined to make a restricted stock grant to him with a value of $2,000,000. Under the terms of the agreement, the shares vest 10 years after the grant, provided that Mr. Kestenbaum is still employed by the company (subject to acceleration if the Company terminates his employment without cause or if he terminates employment with good reason). The grant is based upon the Committee’s  view that Mr. Kestenbaum’s continued participation is critical to the Company’s continued success.  It is intended to provide Mr. Kestenbaum a long-term incentive to remain with the Company and to profit from the long-term appreciation of the Company’s stock.  The number of shares was determined based upon reference to the amount of Mr. Kestenbaum’s annual compensation and the present value of the long-term award.

The Board has established ownership requirements of 20 times base salary for the Executive Chairman and 10 times base salary for the Chief Executive Officer.  The Board will require that a significant portion of the stock granted to these executives be retained until the ownership guidelines are met.  The Executive Chairman currently owns shares with a value substantially in excess of 20 times his base salary.  In addition, the Board expects to establish ownership requirements specifying that a significant portion of the stock granted to the Chief Financial Officer and the Chief Legal Officer be retained until ownership guidelines are met.

Retirement benefits.  Certain of the Company’s U.S. employees, including executive officers, are eligible to participate in the Company’s 401(k) plans. The 401(k) plans are intended to qualify as a tax qualified plan under Section 401 of the Code of 1986. The 401(k) plans provide that each participant may contribute a portion of his or her pretax compensation, up to a statutory limit, and that contribution may be matched by the Company up to the statutory limit. The Company does not provide supplemental retirement benefits to its executive officers, and the Committee takes this into consideration in connection with setting other compensation.

Other benefits.  The Company provides medical insurance to certain full-time employees, including executive officers.  Executive officers generally do not receive any perquisites, and in connection with entering the new employment agreement with Mr. Kestenbaum, perquisites previously provided were eliminated.  From time to time, the Company has provided relocation expenses in connection with the relocation of executive officers to the geographic area of the Company’s corporate headquarters in New York. We intend to continue to provide relocation expenses in the future, as necessary, to obtain the services of qualified individuals.

Federal Tax Considerations Under Sections 162(m) and 409A

Section 162(m) of the Code limits the Company’s deduction for federal income tax purposes to not more than $1,000,000 of compensation paid to specified executive officers in a calendar year. Compensation above $1,000,000 may be deducted if it is performance-based compensation within the meaning of Section 162(m).  To maintain flexibility in compensating our executive officers in a manner designed to promote our objectives, we have not adopted a policy that requires all compensation to be deductible.  However, we expect to evaluate the effects of the compensation limits of Section 162(m) on any compensation we approve and provide future compensation in a manner consistent with the Company’s best interests.  In this regard, the Level One Plan and the deferred portion of the Level Two Plan are intended to qualify as performance-based compensation plans.

Section 409A of the Code addresses the tax treatment of nonqualified deferred compensation benefits and provides for significant taxes and penalties in the case of payment of nonqualified deferred compensation.  We currently intend to structure our executive compensation programs to avoid triggering these taxes and penalties under Section 409A.

Accounting Considerations

The Company recognizes share-based compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation (ASC 718). Under ASC 718, the Company is required to estimate and record an expense for each award of equity compensation, including stock options, over the vesting period of the award.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Donald G. Barger, Jr., Chairman

Thomas A. Danjczek

EXECUTIVE COMPENSATION

Summary Executive Officer Compensation Table

The following table sets forth annual compensation for the fiscal years ended June 30, 2011, 2010 and 2009 of our principal executive officer, our principal financial officer and our two other most highly compensated executive officers in the fiscal year ended June 30, 2011. We refer to these persons as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year	Salary(1)	Bonus	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total

Alan Kestenbaum	2011	$866,932	$—	$ 1,968,519	$ —	$ 7,541,900	$ 4,200	$10,381,551
Executive Chairman	2010	650,000	5,000,000	—	—	—	14,300	5,664,300
and Director	2009	650,000	5,000,000	—	2,220,000	—	14,400	7,884,400
Jeff Bradley	2011	608,681	—	—	—	2,447,781	—	3,056,461
Chief Executive Officer	2010	600,000	2,000,000	—	—	—	—	2,600,000
	2009	600,000	—	—	1,171,833	—	116,920	1,888,753
Malcolm Appelbaum	2011	300,000	195,000	—	—	472,000	—	967,770
Chief Financial Officer	2010	300,000	450,000	—	—	—	—	750,000
	2009	232,955	—	—	1,135,665	—	—	1,368,620
Stephen Lebowitz	2011	275,000	165,000	—	—	440,295	4,080	884,375
Chief Legal Officer	2010	275,000	175,000	—	226,035	—	3,675	679,710
	2009	269,792	—	—	200,100	—	11,630	481,522

(1)	Mr. Lebowitz became an employee on July 8, 2008 and Mr. Appelbaum became an employee on September 22, 2008.
(2)	The restricted stock award reflects the fair market value of the common stock on the grant date calculated by multiplying the number of shares awarded by the grant date fair value of the award.
(3)

Option award valuation was performed using a Black-Scholes option pricing model. Option life was estimated based on the average of the vesting term and contractual life of the option award. The risk free rate used in the model was the zero-coupon government bond interest rate at the time of option grant of the instrument with the term closest to the estimated option life. The volatility factor used in the model was estimated using the historical volatility of comparable companies that had sufficient public trading history. The expected dividend yield for grants prior to June 30, 2010 was zero because at that time we had not paid dividends on our common stock and did not anticipate doing so. On April 30, 2009, our Board approved modifications to the terms of outstanding stock options held by Mr. Bradley, Mr. Appelbaum, Mr. Lebowitz and certain other members of our management team. The modifications reduced the exercise price of these options to $4.00 per share and amended the vesting period of the awards. The modified awards vest in 25% increments every six months from the date of modification. The expense for the award modifications included in the table above represents only the incremental compensation expense required to be recognized under ASC 718 for the award modifications.

(4)

Incentive compensation under the Level One Plan and the Level Two Plan is calculated based upon the calendar year.  The amounts shown are composed of the portion of the awards paid with respect to the six months ended December 31, 2010 and the portion of the awards accrued with respect to the six months ended June 30, 2011.

(5)

Mr. Kestenbaum received an auto expense allowance in fiscal 2011, 2010 and 2009. Mr. Bradley’s received reimbursement of moving expenses of $116,920. Mr. Lebowitz received a 401(k) matching benefit during fiscal 2010 and 2009. He also received reimbursement of moving expenses of $9,224 during fiscal 2009.

 Grants of Plan-Based Awards

The following table sets forth information regarding grants of equity and non-equity incentive awards that we made during the fiscal year ended June 30, 2011 to each of the Named Executive Officers. The non-equity awards were made under the Level One Plan d the Level Two Plan for the year ending December 31, 2011, and the equity grant was made under our 2006 Employee, Director and Consultant Stock Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards (1)

Name	Grant Date	Threshold	Target	Maximum
		$	$	$	#	$
Alan Kestenbaum		—	10,500,000	—
Alan Kestenbaum	1/27/2011				108,578	1,968,519
Jeff Bradley		—	4,500,000	—
Malcolm Appelbaum		—	840,000	—
Stephen Lebowitz		—	716,000	—
(1) See footnote (2) in Summary Executive Officer Compensation Table with respect to stock grant valuation.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about outstanding stock options and restricted shares held by our Named Executive Officers at June 30, 2011. All of these options and restricted shares were granted under our 2006 Employee, Director and Consultant Stock Plan.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Alan Kestenbaum	1,500,000	—	4.00	04/30/14
Alan Kestenbaum					108,578	2,434,319
Jeff Bradley	600,000	—	4.00	04/30/14
Jeff Bradley	150,000	—	5.00	05/15/14
Malcolm Appelbaum	250,000	—	4.00	04/30/14
Stephen Lebowitz	150,000	—	4.00	04/30/14
Stephen Lebowitz	21,500	—	12.00	01/08/15
Stephen Lebowitz	14,250	14,250 (1)	12.00	01/13/15

(1)  These options vested as to 25% on July 13, 2010, an additional 25% on January 13, 2011 and an additional 25% on July 13, 2011, and as to the remaining 25% vest on January 13, 2012.

Option Exercises and Stock Vested

The following table provides information about outstanding stock options exercised by and restricted shares vested for our Named Executive Officers at June 30, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Underlying Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Alan Kestenbaum	0	—	—	—
Jeff Bradley	0	—	—	—
Malcolm Appelbaum	50,000	830,000	—	—
Stephen Lebowitz	0	—	—	—

Nonqualified Deferred Compensation

The following table provides information about compensation deferred on a non-tax qualified basis during our fiscal year ended June 30, 2011 by each of our Named Executive Officers.

Name	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE ($)

Alan Kestenbaum	356,000	—	—	467,029
Jeff Bradley	152,000	—	—	199,406
Malcolm Appelbaum	51,000	—	—	66,906
Stephen Lebowitz	43,000	—	—	56,411

(1) Under the Level One Plan and the Level Two Plan, payouts are made in accordance with deferral schedules which requires that certain bonus amounts be deferred.  All deferred amounts are awarded in restricted stock units (RSUs) that settle in cash, vest proportionally over three years and are not paid out until the end of the third year.  The entries reflect the amounts of the Named Executive Officers’ cash bonus that were required to be deferred during our fiscal year ended June 30, 2011.  The aggregate balances at last fiscal year end reflect the closing price of the common stock on June 30, 2011.

Summary Director Compensation Table

The following table sets forth information regarding compensation earned during our fiscal year ended June 30, 2011 by our non-employee directors.

Name	Fees Earned or Paid in Cash	Stock Awards	Total

Stuart E. Eizenstat	$42,500	$30,000	$72,500
Franklin L. Lavin	48,125	30,000	78,125
Donald G. Barger, Jr.	63,750	30,000	93,750
Thomas A. Danjczek	53,750	30,000	83,750

Employment Agreements

The following is a description of the terms of the employment agreements with each of the Named Executive Officer.  Each of the agreement also provides for certain payments upon death or disability and certain payments and severance upon termination by the Company without cause or termination by the executive for good reason as described below in “Potential Payments upon Termination or Change of Control.”

Alan Kestenbaum. On January 27, 2011, we entered into a new employment agreement with Mr. Kestenbaum, following approval by the Compensation Committee.  In accordance with the agreement, Mr. Kestenbaum continues to serve as our Executive Chairman. The agreement also provides that throughout the term of the agreement, we shall seek election of Mr. Kestenbaum to the Board. The agreement provides for a four-year term, effective as of November 13, 2010. At the end of the term, the term will automatically be extended for successive one year periods, unless either the Company or Mr. Kestenbaum has provided the other with at least 90 days prior written notice of its or his intention to allow the agreement to expire. Mr. Kestenbaum’s annual base salary is $995,000, subject to any increase as determined by the Compensation Committee. Upon entering the agreement, the Compensation Committee also awarded Mr. Kestenbaum 108,578 shares of restricted common stock, which vest on the tenth anniversary of the commencement date of the agreement if Mr. Kestenbaum is then employed by the Company, subject to earlier vesting and delivery in certain circumstances described below (the “Long Term Award”). Mr. Kestenbaum is eligible for an annual bonus pursuant to the Company’s 2010 Annual Executive Bonus Plan and other bonuses, stock options and/or other stock benefits at the discretion of the Board (“Incentive Awards”). Furthermore, Mr. Kestenbaum is entitled to certain insurance and leave benefits.  The agreement requires Mr. Kestenbaum to protect the confidentiality of the Company’s proprietary and confidential information, and it further provides, if he is terminated for cause, resigns without good reason or is terminated or resigns in connection with a change of control, that for two years after termination he will not directly compete with the Company, seek to solicit the Company’s customers or hire the Company’s employees.

Jeff Bradley. On July 5, 2011, we entered into a new employment agreement with Mr. Bradley, following approval by the Compensation Committee.  In accordance with the agreement, Mr. Bradley continues to serve as our Chief Executive Officer. The agreement provides for a four-year term, effective as of May 25, 2011.  At the end of the term, the term will automatically be extended for successive one year periods, unless either the Company or Mr. Bradley has provided the other with at least 90 days prior written notice of its or his intention to allow the agreement to expire. Mr. Bradley’s annual base salary is $700,000, subject to any increase as determined by the Compensation Committee. Mr. Bradley is eligible for an annual bonus pursuant to the Company’s 2010 Annual Executive Bonus Plan and other bonuses, stock options and/or other stock benefits at the discretion of the Board (“Incentive Awards”). Furthermore, Mr. Bradley is entitled to certain insurance and leave benefits. The agreement requires Mr. Bradley to protect the confidentiality of the Company’s proprietary and confidential information and it further provides, if he is terminated for cause, resigns without good reason or is terminated or resigns in connection with a change of control, that for two years after termination he will not directly compete with the Company, seek to solicit the customers or hire the Company’s employees.

Malcolm Appelbaum. Mr. Appelbaum serves as our Chief Financial Officer and reports directly to the Chief Executive Officer. Mr. Appelbaum’s employment agreement provides for an annual base salary of $300,000 which is subject to annual upward adjustments at the discretion of our Board. The term of his employment agreement was three years expiring on September 20, 2011.  We are currently negotiating with Mr. Appelbaum the amendment and extension of his employment agreement.  It is contemplated that the amendments will be retroactive to the agreement’s expiration date in September 2011.

Stephen Lebowitz. Mr. Lebowitz serves as our Chief Legal Officer and reports directly to the Executive Chairman and Chief Executive Officer. Mr. Lebowitz’s employment agreement provides for an annual base salary of $275,000 which is subject to annual upward adjustments at the discretion of our Board. The term of his employment agreement is five years expiring on June 20, 2013.

Potential Payments upon Termination or Change of Control

If Mr. Kestenbaum’s employment terminates by reason of his death or disability, he would be entitled to payment of all vested and unvested Incentive Awards, payment of pro rata Incentive Awards for the then current plan year and full vesting of the Long Term Award.  If Mr. Kestenbaum’s employment is terminated without cause or if he resigns for good reason, he would be entitled to receive the foregoing items plus a lump sum severance payment comprised of (a) twice his base pay and (b) the value of any Incentive Awards granted or vested during the last two calendar years, with the value of any shares subject to such awards valued as of the date of employment termination, and the pre-tax cost of two-years’ COBRA coverage for himself and his family under the Company’s health plans. Nonrenewal of the term by the Company shall be treated as a termination without cause.  If Mr. Kestenbaum’s employment is terminated by the Company during the six-month period before or the two-year period after a change of control of the Company as defined in the agreement (the “Protection Period”) (other than for cause, disability or as a result of his death), or if he terminates his employment during the Protection Period for good reason, Mr. Kestenbaum shall be entitled to the same payments as upon termination without cause or for good reason, except that the lump sum severance payment shall be an amount equal to one dollar less than three times the sum of his average base pay and his average Incentive Awards for the past five years. If the payments to Mr. Kestenbaum upon termination following a change of control would be subject to the excise tax under Section 4999 of the Internal Revenue Code, a nationally recognized certified public accounting firm selected by the Company shall determine whether to reduce the payments so that the value shall not exceed the safe harbor amount specified in Section 280G(b)(3) of the Code. The payments shall be reduced if the accounting firm determines that Mr. Kestenbaum would receive a greater net-after tax amount if the aggregate payments were so reduced.

If Mr. Bradley’s employment terminates by reason of his death or disability, he would be entitled to payment of all vested and unvested Incentive Awards and payment of pro rata Incentive Awards for the then current plan year. If Mr. Bradley’s employment is terminated without cause or if he resigns for good reason, he would be entitled to receive the foregoing items plus a lump sum severance payment comprised of (a) one and one half (1.5) times his base pay and (b) one and one half (1.5) time the value of any Incentive Awards granted or vested during the last calendar year, with the value of any shares subject to such awards valued as of the date of employment termination, and the pre-tax cost of 18 months’ COBRA coverage for himself and his family under the Company’s health plans. Nonrenewal of the term by the Company (other than for cause) shall entitle Mr. Bradley to payment of all vested Incentive Awards, payment of the unvested Incentive Awards as their time vesting schedules are completed and pro rata payment of the Incentive Awards that would have been awarded had the employment termination not occurred in the then current plan year through the date of employment termination.   In addition, if Mr. Bradley’s employment is terminated by the Company during the six-month period before or the two-year period after a change of control of the Company as defined in the agreement (the “Protection Period”) (other than for cause, disability or as a result of his death), or if he terminates his employment during the Protection Period for good reason, Mr. Bradley shall be entitled to the same payments as upon termination without cause or for good reason, except that the lump sum severance payment shall be an amount equal to two times the sum of his average base pay and his average Incentive Awards for the past five years. If the payments to Mr. Bradley upon termination following a change of control would be subject to the excise tax under Section 4999 of the Internal Revenue Code, a nationally recognized certified public accounting firm selected by the Company shall determine whether to reduce the payments so that the value shall not exceed the safe harbor amount specified in Section 280G(b)(3) of the Code.  The payments shall be reduced if the accounting firm determines that Mr. Bradley would receive a greater net-after tax amount if the aggregate payments were so reduced.

In the event Mr. Appelbaum is terminated without cause or he resigns for good reason, then Mr. Appelbaum is entitled to a payment of his then base salary and any accrued bonus as of the date of termination, payable in equal monthly installments. Mr. Appelbaum’s employment agreement also provides that in the event he is terminated without cause or resigns for good reason, all outstanding stock options will accelerate and immediately become 100% vested. In the event of such termination, Mr. Appelbaum would also be entitled to benefits and other amounts payable under his employment agreement for the twelve month period immediately following his termination.

In the event Mr. Lebowitz is terminated without cause or he resigns for good reason, then Mr. Lebowitz is entitled to a payment of his then base salary and any accrued bonus stock grant as of the date of termination, payable in equal monthly installments, the immediate vesting of any outstanding shares of stock subject to a stock option agreement in accordance with the terms of such stock option agreement, as well as benefits and other amounts payable under his employment agreement for the twelve month period immediately following his termination.

Under the agreements, “good reason” generally means: a material reduction of compensation, the assignment of duties substantially inconsistent with, or a reduction of, responsibilities then in effect or a material breach of the agreement, and “cause” generally means the commission of a felony causing material harm to the Company or any crime involving material fraud or embezzlement with respect to the Company’s property or a breach of the agreement after written notice and thirty days opportunity to cure.

The table below reflects the amount of compensation to each of our Named Executive Officers upon termination of such executive’s employment following: voluntary resignation, involuntary termination not-for-cause or voluntary termination for good reason, involuntary termination for cause, termination on death or disability and termination following a change of control. The amounts shown assume that such termination was effective on June 30, 2011 and thus include amounts earned through such time and estimates of amounts that would be paid out to the executives on their termination. The actual amount to be paid can only be determined at the time of such executive’s termination.

Named Executive Officer	Voluntary	By Company Without Cause or by Officer for Good Reason	By Company for Cause	Death	Disability	Following a Change of Control

Alan Kestenbaum
Salary and Bonus	—	$19,590,500	—	$5,380,900	$5,380,900	$8,823,163
Continuation of Benefits	—	$85,586	—	—	—	$85,586
Value of Accelerated Stock Options (1)	—	$2,434,319	—	$2,434,319	$2,434,319	$2,434,319
Total	—	$22,110,804	—	$7,815,219	$7,815,219	$11,343,068
Jeff Bradley
Salary and Bonus	—	$4,050,000	—	$2,306,100	$2,306,100	$2,606,865
Continuation of Benefits	—	$64,189	—	—	—	$64,189
Value of Accelerated Stock Options (1)	—	—	—	—	—	—
Total	—	$4,114,189	—	$2,306,100	$2,306,100	$2,671,054
Malcolm Appelbaum
Salary and Bonus	—	$777,770	—	$477,770	$477,770	$777,770
Continuation of Benefits	—	$42,793	—	—	—	$42,793
Value of Accelerated Stock Options (1)	—	—		—	—	—
Total	—	$820,563	—	$477,770	$477,770	$820,563
Stephen Lebowitz
Salary and Bonus	—	$695,295	—	$420,295	$420,295	$695,295
Continuation of Benefits	—	$42,793	—	—	—	$42,793
Value of Accelerated Stock Options (1)	—	$148,485	—	—	—	$148,485
Total	—	$886,572	—	$420,295	$420,295	$886,572

(1)

The amount represents the intrinsic value of the accelerated amount of the option awards, based upon the closing price of $22.42 on June 30, 2011 on NASDAQ. If the exercise price exceeds the closing price for any portion of an option award, that portion of the option award is deemed to have no value.

Employee Equity Plan

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate qualified employees, and encourages them to devote their best efforts to our business and financial success. The material terms of our 2006 Employee, Director and Consultant Stock Plan (the “Plan”) is described below.

The Plan was adopted by our Board in October 2006 and amended in October 2010.  The Plan was approved by our stockholders in November 2006 and the amendment to the Plan was approved by our stockholders in December 2010. The Plan authorizes the issuance of stock grants to our employees, directors and consultants, the grant of incentive stock options to our employees and the grant of non-qualified stock options to our employees, directors and consultants.

The Plan is administered by our Compensation Committee. The Committee has the authority to administer and interpret the Plan, determine the persons to whom awards will be granted under the Plan and, subject to the terms of the Plan, the type and size of each award, the terms and conditions for vesting, cancellation and forfeiture of awards and the other features applicable to each award or type of award. The Committee may accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, waive any conditions or restrictions imposed with respect to awards or the stock issued pursuant to awards and make any and all other determinations that it deems appropriate, subject to the limitations contained in the Plan, and provisions designed to maintain compliance with the requirements of Sections 422 (for incentive stock options), and 409A of the Code, as well as other applicable laws and stock exchange rules. In addition the Compensation Committee may delegate part of its authority and powers under the Plan to one or more of our directors and/or officers, however, only the Committee will make awards to participants who are our directors or executive officers.

All of our employees are eligible to receive awards under the Plan. The Plan defines “employees” to include any of our employees or employees of one of our affiliates, including employees who are also serving as one of our officers or directors, or as an officer or director of one of our affiliates. Participation is discretionary, and awards are subject to approval by the Committee. The aggregate number of shares of common stock subject to awards that may be granted to any one participant during any fiscal year may not exceed 500,000 shares.

Shares of common stock issued in connection with awards under the Plan may be shares that are authorized but unissued, or previously issued shares that have been reacquired, or both. If an award under the Plan is forfeited, cancelled, terminated or expires prior to the issuance of shares, the shares subject to the award will be available for future grants under the Plan. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes will not be available again for grant.

The following types of awards may be granted under the Plan. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Committee, in its sole discretion, subject to such limitations as are provided in the Plan. The number of shares subject to any award is also determined by the Committee, in its discretion.

Stock Grants.  A stock grant is an award of outstanding shares of common stock and may subject the shares to vesting or forfeiture conditions. Participants generally receive dividend payments on the shares subject to a restricted stock grant award during the vesting period, and are also generally entitled to vote the shares underlying their awards.

Non-Qualified Stock Options.  An award of a non-qualified stock option under the Plan grants a participant the right to purchase a certain number of shares of common stock during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the fair market value of the common stock on the grant date. The exercise price may be paid by any of the means described below under “Stock-Based Awards.” A non-qualified stock option is an option that does not qualify under Section 422 of the Code.

Incentive Stock Options .  An incentive stock option is a stock option that meets the requirements of Section 422 of the Code, which include an exercise price of no less than 100% of fair market value on the grant date, a term of no more than 10 years, and that the option be granted from a plan that has been approved by stockholders. Additional requirements apply to an incentive stock option granted to a participant who beneficially owns stock representing more than 10% of the total voting power of all of our outstanding stock on the date of grant. If certain holding period requirements are met and there is no disqualifying disposition of the shares, the participant will be able to receive capital gain (rather than ordinary income) treatment under the Code with respect to any gain related to the exercise of the option.

Stock-Based Awards.  A stock-based award is a grant by us under the Plan of an equity award or an equity based award which is not a non-qualified stock option, an incentive stock option or a stock grant. The Committee has the right to grant stock-based awards having such terms and conditions as the Committee may determine, including, without limitation, the grants of shares based upon certain conditions, the grant of securities convertible into shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each stock-based award will be set forth in the participant’s award agreement, in a form approved by the Committee and shall contain terms and conditions which the Committee determines to be appropriate and in our best interest.

Payment of the exercise price of a non-qualified stock option or incentive stock option may be made in United States dollars or, if permitted by the Committee, by tendering shares of common stock owned by the participant and acquired at least six months prior to exercise, having a fair market value equal to the exercise price, by a combination of cash and shares of common stock or by authorizing the sale of shares otherwise issuable upon exercise, with the sale proceeds applied towards the exercise price. Additionally, the Committee may provide that stock options can be net exercised, that is exercised by issuing shares having a value approximately equal to the difference between the aggregate value of the shares as to which the option is being exercised and the aggregate exercise price for such number of shares, or that payment may be made through delivery of a promissory note.

By its terms, awards granted under the Plan are not transferable other than (i) by will or the laws of descent and distribution or (ii) as approved by the Committee in its discretion and set forth in the applicable agreement with the participant. Notwithstanding the foregoing, an incentive stock option transferred except in compliance with clause (i) above will no longer qualify as an incentive stock option. During a participant’s lifetime, all rights with respect to an award may be exercised only by the participant (or by his or her legal representative) and cannot be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and cannot be subject to execution, attachment or similar process.

Subject to certain limitations, the maximum number of shares available for issuance under the Plan, the number of shares covered by outstanding awards, the exercise price applicable to outstanding awards and the limit on awards to a single employee shall be adjusted by the Committee if it determines that any stock split, extraordinary dividend, stock dividend, distribution (other than ordinary cash dividends), recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event equitably requires such an adjustment.

Except in connection with a “Corporate Transaction,” as defined in the Plan (including, without limitation, any stock dividend, distribution (whether in the form of cash, common stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of common stock or other securities, or similar transaction(s)), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding stock options, stock appreciation rights or other stock awards made under the Plan (“Stock Rights”) to reduce the exercise price of such outstanding Stock Rights; (b) cancel outstanding Stock Rights in exchange for Stock Rights with an exercise price that is less than the exercise price of the original Stock Rights; or (c) cancel outstanding Stock Rights with an exercise above the current stock price in exchange for cash or other securities.

Upon the occurrence of a Corporate Transaction, the Committee, may, in its discretion and as it deems appropriate as a consequence of such Corporate Transaction, accelerate, purchase, adjust, modify or terminate awards or cause awards to be assumed by the surviving corporation in the transaction that triggered such Corporate Transaction.

The Plan will terminate in October 2016, the date which is ten years from the date of its initial approval by our Board. The Plan may be amended or terminated by the Committee at an earlier date, provided that no amendment that would require stockholder approval under any applicable law or regulation (including the rules of any exchange on which our shares are then listed for trading) or under any provision of the Code, may become effective without stockholder approval. A termination, suspension or amendment of the Plan may not adversely affect the rights of any participant with respect to a previously granted award, without the participant’s written consent.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in our 2012 annual meeting proxy statement. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our principal executive offices at One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119 in care of our Corporate Secretary by no later than the close of business on June 28, 2012 to be considered for inclusion in Globe’s proxy material relating to such meeting.

In addition, any stockholder intending to nominate a candidate for election to the Board or to propose any business at our 2011 annual meeting, other than a stockholder proposal presented under Rule 14a-8, must give notice to our Corporate Secretary between June 28 and July 27, 2012.  A stockholder notice to the Corporate Secretary must set forth each matter the stockholder proposes to bring before the annual meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of the transactions we have engaged in since the beginning of our fiscal year ended June 30, 2011, with our directors and officers and beneficial owners of more than five percent of our voting securities and their affiliates.

We entered into agreements with Marco International, an affiliate of Mr. Kestenbaum, to sell ferrosilicon and calcium silicon powder. Net sales to Marco International of these products were $895,000 and $524,000, respectively, for the year ended June 30, 2011. We also entered into agreements with Marco International to purchase graphitized carbon electrodes and rare earth materials. For the year ended June 30, 2011, Marco International billed $24,731,000 and $1,001,000 under these agreements. At June 30, 2011, payables to Marco International under these agreements totaled $2,952 ,000 and $1,001,000, respectively.

We believe that all of the transactions above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. Pursuant to the Company’s policies, including Code of Business Conduct and Ethics for the Directors, Officers and Employees, each of the above-referenced relationships and related transactions was subject to the prior consideration and approval of the Board, including a majority vote of the disinterested directors.  We intend that all future transactions with related parties will be approved by a majority of the Board, including a majority of the disinterested directors, and will continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties.

There is no family relationship between any director or executive officer of Globe and any other director or executive officer of Globe.

OTHER MATTERS

Globe will bear the costs of the solicitation of proxies for use at the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview and telephone by Globe directors, officers and employees. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries, who are record holders of Stock, for forwarding solicitation material to the beneficial owners of the Stock. Globe will, on the request of such record holders, pay the reasonable expenses for completing the mailing of such materials to the beneficial owners.

A copy of the Globe’s Annual Report on Form 10-K (without exhibits) for the year ended June 30, 2011, will be furnished without charge on written or telephonic request to One Penn Plaza,

250 West 34th Street, Suite 4125, New York, NY  10119, attention Corporate Secretary, or call (212) 798-8122. The Form 10-K is also available at our website www.glbsm.com.

The Board knows of no other business that will be presented for consideration at the Annual Meeting.  If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in according with their best judgment.

By Order of the Board of Directors

Stephen Lebowitz, Corporate Secretary

New York, NY

October 26, 2011

Exhibit A

GLOBE SPECIALTY METALS, INC.

NOMINATING COMMITTEE CHARTER

1.

Role.  The role of the Nominating Committee (the “Committee”) of the Board of Directors of Globe Specialty Metals, Inc. (the “Corporation”) is to consider and make recommendations to the Corporation’s Board of Directors (the “Board”) related to Board membership based upon initial recommendations from the Corporation and to perform such other duties and responsibilities as are enumerated in or consistent with this Charter.

2.

Membership.  The Committee membership will be comprised of two or more directors, each of whom shall be an “independent director” as defined in Nasdaq Rule 5605(a)(2).  The Board shall appoint the chairperson of the Committee.

3.

Operations.  The Committee will meet at least once a year.  Additional meetings may occur as the Committee or its chairperson deem advisable.  The Committee will keep minutes of its proceedings and will report its actions to the next meeting of the Board.  The Committee will be governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.  The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision hereof, (b) any provision of the Corporation’s certificate of incorporation or bylaws, or (c) the Delaware General Corporation Law.

4.

Authority.

a)

The Committee will have authority necessary to discharge its duties and responsibilities.

b)

Except as may otherwise be specifically authorized herein or required by the federal securities laws or Nasdaq rules, the Committee is not authorized to bind the Board or the Corporation without the Board’s prior approval.

5.

Responsibilities.  Subject to the Corporation’s bylaws, the principal responsibility and function of the Committee is to review and provide guidance to the Board about the composition of the Board , including:

a)

Upon and after a recommendation from the Corporation, identifying and recommending to the Board for selection individuals qualified to become Board members, consistent with qualification standards and other criteria approved by the Board for selecting directors;

b)

Reviewing and providing guidance on the independence of nominees, consistent with applicable federal and state regulations and Nasdaq requirements; and

c)

Reviewing and providing guidance on other issues strictly and directly related to nominations that the Board desires to have reviewed by the Committee.

____________________

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Exhibit B

GLOBE SPECIALTY METALS, INC.

2012 LONG-TERM INCENTIVE PLAN

1.   DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Plan, have the following meanings:

Administrator means the Committee.

Affiliate means a corporation which is a parent or subsidiary of the Company, direct or indirect.

Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Award means, individually or collectively, a grant under this Plan.

Board of Directors means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended.

Committee means a compensation committee of the Board of Directors composed of two or more Outside Directors and to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $0.0001 par value per share.

Company means Globe Specialty Metals, Inc., a Delaware corporation.

Covered Employee means a Participant who is a “covered employee,” as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Fair Market Value of a share of Common Stock means:

(a) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such date is not a trading day, the last market trading day prior to such date;

(b) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (a), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over- the-counter market for the trading day on which Common Stock was traded on the applicable date and if such date is not a trading day, the last market trading day prior to such date; and

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(c) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

Outside Director means a member of the Board of Directors who qualifies as an “outside director,” as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute.

Participant means an officer of the Company or an Affiliate to whom one or more Awards are granted under the Plan. As used herein, “Participant” shall include Survivors where the context requires.

Performance-Based Compensation means an Award that is intended to deliver compensation that satisfies the performance-based compensation exception requirements of Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute.

Performance Measures means the performance measures listed in Section 6.1.

Performance Period means the period of time over which attainment of performance goals is to be measured.

Plan means this Globe Specialty Metals, Inc. 2012 Long-Term Incentive Plan.

RSU means restricted share unit, being the right to receive payment on a specified date or dates based upon the Fair Market Value of a share of Common Stock.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights by will or by the laws of descent and distribution.

2.  PURPOSES OF THE PLAN.

The Plan is intended to promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract, motivate and retain officers upon whose judgment, initiative and efforts the financial success and growth of the business of the Company depend, and to provide an additional incentive for such individuals through rights that promote and recognize the financial success and growth of the Company and create value for stockholders.

3.  ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Committee. Subject to the provisions of the Plan, the Administrator is authorized to:

(a)  Interpret the provisions of the Plan and all Awards and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

(b)  Determine which officers shall be granted Awards;

(c)  Specify the terms and conditions upon which an Award may be granted;

(d)  Make changes to any outstanding Award, provided that no such change shall impair the rights of a Participant under any grant previously made without such Participant’s consent; and

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(e)  Certify attainment of performance goals and other necessary facts,

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 162(m) of the Code of those Awards which are designated as “Performance Based.” Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Awards granted under it shall be final. In addition, to the extent permitted by applicable law, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Administrator.

To the extent permitted under applicable law, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Administrator may revoke any such allocation or delegation at any time.

4.  ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an officer of the Company or of an Affiliate at the time an Award is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of an Award to a person not then an officer of the Company or of an Affiliate; provided, however, that the actual grant of such Award shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Award.

5.  TERMS AND CONDITIONS OF AWARDS.

5.1  Grant of Awards. Subject to the terms and provisions of the Plan, Awards may be granted in such number, and upon such terms, and at any time and from time to time as shall be determined by the Administrator. Each such Award shall be evidenced by an Agreement that shall specify the maximum amount of the Award or the objective formula for the determination of the amount of the award, maximum duration of the Award, the conditions upon which the Award shall become vested and such other provisions as the Administrator shall determine, which are not inconsistent with the terms of the Plan.

5.2  Payment of Awards.  Payment, if any, with respect to an Award shall be made in accordance with the terms of the Award and, subject to such terms, may be made in cash and/or subject to mandatory deferral in the form of the grant of RSUs, as the Administrator determines.  Any payment of an Award in RSUs shall specify the term and the vesting schedule of the RSUs and whether the RSU’s shall settle in cash and/or in shares of Common Stock.  Any grant of RSUs settling in shares of Common Stock shall be made pursuant to and in compliance with the Company’s 2006 Employee, Director and Consultant Stock Plan.

5.3  Termination of Employment . Each Participant’s Award Agreement may set forth the extent, if any, to which the Participant shall have the right to receive payment under Awards following termination of the Participant’s employment with or provision of services to the Company and/or its Affiliates, as the case may be. Such provisions shall be determined by the Administrator, shall be included in the Award Agreement entered into with each Participant,

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need not be uniform among all Awards issued pursuant to the Plan and may reflect distinctions based on the reasons for termination.

5.4  Compliance with Code Section 409A. It is intended that to the extent that Section 409A of the Code (“Section 409A”) is applicable to any right to receive a payment under this Plan, and the Plan will be interpreted and operated in a manner that complies with the requirements of Section 409A with respect to such right to receive a payment. For example and not by way of limitation, to the extent that Section 409A applies to a right to receive a payment, (i) a payment that would otherwise be triggered due to a termination of employment will not be paid unless and until the payee has incurred a “separation from service” as such term has been defined in the context of Section 409A, (ii) a payment that would otherwise be made to a “specified employee”, as defined in Section 409A(a)(2)(B) upon a separation from service will be subject to any mandatory six month deferral, as described in Section 409A(a)(2)(B)(i) with any amount that is subject to such six month deferral being payable immediately upon completion of such six month period, (iii) a payment that would otherwise be accelerated upon a “Corporate Transaction”, as defined in Section 13 of this Plan, will not be accelerated but will instead be paid in accordance with its original terms unless such “Corporate Transaction” also qualifies as “a change in the ownership or effective control” of the Company or as “a change in the ownership of a substantial portion of the assets” of the Company, both as defined under the Regulations issued pursuant to Section 409A(a)(2)(A)(v), and (iv) any payment that would otherwise be accelerated as a result of the termination of this Plan will be paid in accordance with the timing and other rules set forth in Treas. Reg. Section 1.409A-3(j)(4)(ix).

6.  PERFORMANCE MEASURES.

6.1   Performance Measures.  The performance goals upon which the payment or vesting of an Award to a Participant that is intended to qualify as Performance-Based Compensation shall be objectively determinable goals based upon one or more of the following Performance Measures:

(a)

Net earnings or net income (before or after taxes);

(b)

Net income per share;

(c)

Net sales growth;

(d)

Net operating profit;

(e)

Return measures (including, but not limited to, return on invested capital, assets, equity or net sales);

(f)

Cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

(g)

Income before or after taxes, interest, depreciation, and/or amortization;

(h)

Gross or operating margins;

(i)

Productivity ratios;

(j)

Common Stock price per share (including, but not limited to, growth measures and total stockholder return);

(k)

Expense targets;

(l)

Margins;

(m)

Operating efficiency; and

(n)

Working capital targets.

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Performance Measures may be applied to any or any combination of the Company and its subsidiaries on a consolidated basis or, as the context permits, on a divisional, entity, line of business, project or geographical basis or in combinations thereof. If the Administrator so determines, performance goals may relate to performance under one or more of the Performance Measures as described above compared to the performance of a group of comparator companies or another index or indices.

Awards may be stated as an individually calculable amount or as a percentage of a pool.  If the amount to be paid to a Participant is stated as a percentage of a pool, the sum of the individual percentages must not exceed 100%, and the failure of one or more Participant’s Awards to vest or the reduction of one or more Participant’s Awards pursuant to Section 6.4 shall not result in the increase in the amount of the Awards to other participants.

6.2  Inclusions and exclusions .  The Administrator may provide in any such Award that any evaluation of performance may include or exclude events that are objectively determinable and that occur during a Performance Period, including any of the following: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in accounting principles, tax laws or other laws or regulations affecting reported results, (d) any reorganization or restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company’s public disclosures, (f) acquisitions, divestitures, joint ventures or alliances, (g) changes in capital expenditures and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

6.3  Preestablishment of Performance Goals.  The performance goals upon which the payment or vesting of an Award to a Participant that is intended to qualify as Performance-Based Compensation shall be established in writing by the Administrator not later than 90 days after the commencement of the period of service to which the performance goal relates, provided that the outcome is substantially uncertain at the time the Administrator establishes the goal.

6.4  Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation and that are held by Covered Employees may not be adjusted upward. The Administrator may adjust such Awards downward, either on a formula or a discretionary basis or any combination, as the Administrator determines.

6.5   Maximum Awards.  The maximum amount of any individual Award under this Plan shall be as follows:

Executive Chairman

$21,000,000

Chief Executive Officer

$9,000,000

Chief Financial Officer

$2,000,000

Chief Legal Officer

$2,000,000

Other Officers

$2,000,000

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6.6  Certification of Performance Goals.  The Administrator shall certify in writing the attainment of the performance goals and any other facts necessary to the vesting of the Awards prior to the payment of the related Awards.

6.7  Other Changes. If applicable laws change to permit Administrator discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Administrator may make such changes without obtaining stockholder approval. In addition, in the event that the Administrator determines that it is advisable to grant Awards that shall not qualify in part or in whole as Performance-Based Compensation, the Administrator may make such grants without satisfying the requirements of Code Section 162(m) and may base vesting on performance measures other than those set forth in Section 6.1.

7.  ASSIGNABILITY AND TRANSFERABILITY OF AWARDS.

By its terms, an Award granted to a Participant shall not be transferable by the Participant other than (a) by will or by the laws of descent and distribution or (b) as approved by the Administrator in its discretion and set forth in the applicable Agreement. The designation of a beneficiary of an Award by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Section. Except as provided above, an Award shall only be receive,  during the Participant’s lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Award or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon an Award, shall be null and void.

8.  EFFECT ON AWARD OF TERMINATION OF SERVICE OTHER THAN FOR “CAUSE,” WITHOUT “GOOD REASON,” DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Award Agreement, in the event of a termination of service with the Company or an Affiliate, the following rules apply:

(a)  A Participant who ceases to be an officer of the Company or of an Affiliate (for any reason other than termination for “cause,” termination without “Good Reason,” Disability or death, for which events there are special rules in Sections 9 and 10, respectively) will be entitled to the pro rata payment of the Awards  that would have been paid had the employment termination not occurred for service in the then current plan year through the date of employment termination.  The proration shall be based upon the number of days accrued in the current plan year prior to the date of termination.

(b)  A Participant to whom an Award has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Section 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s officer status with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

(c)  Except as required by law or as set forth in a Participant’s Award Agreement, Awards granted under the Plan shall not be affected by any change of a Participant’s

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status within or among the Company and any Affiliates, so long as the Participant continues to be an officer of the Company or any Affiliate.

9.  EFFECT ON AWARD OF TERMINATION OF SERVICE FOR “CAUSE” OR WITHOUT “GOOD REASON.”

Except as otherwise provided in a Participant’s Award Agreement, the following rules apply if the Participant’s service with the Company or an Affiliate is terminated by the Company or its Affiliate for “cause” or by the Participant without “good reason,” prior to the time that all his or her outstanding Awards have vested:

(a)  All of a Participant’s outstanding and unvested Awards as of the time the Participant is notified his or her service is terminated for “cause” or the Participant terminates employment without “good reason” will immediately be forfeited.

(b)  For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

(c)   For purposes of this Plan, “good reason” shall include (i) a material reduction of Participant’s aggregate annual compensation or (ii) assignment of duties substantially inconsistent with Participant’s responsibilities or Participant’s authorities, duties or responsibilities are diminished in any material respect.

(d)  Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” or “good reason” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

10.  EFFECT ON AWARD OF TERMINATION OF SERVICE FOR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Award Agreement:

(a)  A Participant who ceases to be an officer of the Company or of an Affiliate by reason of death or Disability will be entitled to the pro rata payment of the Awards  that would have been paid had the employment termination not occurred for service in the then current plan year through the date of employment termination.  The proration shall be based upon the number of days accrued in the current vesting period prior to the date of termination.

(b)  The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another Agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall

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be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

11.  DEFERRAL ELECTION.

(a)  If an Award Agreement so provides, a Participant may elect to defer payment of up to 50% of any Award earned for any plan year, up to $1,000,000, into (i) RSUs, based upon the Fair Market Value of the shares on the date of deferral, or (ii) such other investment vehicle as the Administrator may determine to offer.

(b)  The Company shall offer a match of  20% if the participant elects deferral in the form of RSUs. Matching RSUs shall vest over three years (33% a year) but are delivered at the end of year three.  Matching RSUs shall be subject to acceleration of vesting upon change in control, termination for other than cause, death, disability and retirement.  Termination without good reason will not result in the acceleration of vesting of the matched RSUs.  For the avoidance of doubt, these vesting provisions will apply only to the matched RSUs and not to the base amount deferred, which is fully vested in all events.

(c)  Subsequent deferrals may be offered subject to Code Section 409A and applicable rules (minimum 5 year re-deferral).

12.  DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Awards granted under this Plan which as of such date shall not have vested will terminate and become null and void; provided, however, that if the rights of a Participant have not otherwise terminated and expired, the Participant will have the right immediately prior to such dissolution or liquidation to receive the value of the Award to the extent that the Award is vested as of the date immediately prior to such dissolution or liquidation.

13.  CORPORATE TRANSACTION.

Unless otherwise specifically provided in a Participant’s Award Agreement, if the Company is to be consolidated with or acquired by another entity in a merger or sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), upon the closing of such Corporate Transaction, each Participant will be entitled to the pro rata payment of the Awards  that would have been paid had the Corporate Transaction not occurred for service in the then current plan year through the date of closing.  The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the closing.

14.  WITHHOLDING.

If any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the vesting of an Award or upon the lapsing of any forfeiture provision or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the

8

statutory minimum amount of such withholdings unless a different withholding arrangement is authorized by the Administrator (and permitted by law).

15.  CLAWBACK.

All Awards shall be subject to a claw back provision providing that if the Board of Directors determines that (a) there was executive misconduct in a prior period in the preparation of the Company’s consolidated financial results for that period that results in a restatement and (b) the restatement is material, the Administrator will determine the extent, if any, that “covered payments” (i) were overstated as a result of the restatement and (ii) are required to be returned to the Company. Covered payments include Awards paid to the Participants found to have actively participated in such executive misconduct.

16.  NATURE OF AWARDS.

Awards shall be payable solely from the general assets of the Company. No Participant shall have any right to, or interest in, any specific assets of the Company or any subsidiary in respect of Awards. The foregoing shall not preclude the Company from establishing one or more funds from which payments under the Plan shall be made, including but not limited to circumstances under which payments are to be made following a change of control.

17.  TERMINATION OF THE PLAN.

The Plan will terminate on November 30, 2021, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the stockholders of the Company, provided however, that the performance goals shall be required to be re-approved by the stockholders no later than the first stockholders’ meeting that occurs in the fifth year following the year in which prior stockholder approval of the performance goals was obtained.  The Plan may be terminated at an earlier date by vote of the Board of Directors; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

18.  AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may also be amended by the Board of Directors, including, without limitation, to the extent necessary to qualify any or all outstanding Awards granted under the Plan or Awards to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation). Any amendment approved by the Board of Directors which the Board of Directors determines is of a scope that requires stockholder approval shall be subject to obtaining such stockholder approval. Any amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under an Award previously granted to him or her. With the consent of the Participant affected, the Administrator may amend an outstanding Agreement in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, an outstanding Agreement may be amended by the Administrator in a manner which is not adverse to the Participant.

19.  EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment of a Participant, nor to prevent a Participant from

9

terminating his or her own employment or to give any Participant a right to be retained in employment by the Company or any Affiliate for any period of time.

20.  GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

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[FORM OF PROXY CARD]

FRONT OF PROXY CARD

The Board recommends a vote FOR Item 1.

1. Election of five directors.

FOR	WITHHELD

FOR ☐ ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES	Nominees (for the terms stated in the Proxy Statement): 01. Mr. Barger 02. Mr. Danjczek
03. Mr. Eizenstat
04. Mr. Kestenbaum
05. Mr. Lavin

For all nominees except as written above

The Board recommends a vote FOR Item 2.

	FOR	AGAINST	ABSTAIN
2. Approval of the 2011 CFO/CLO Long-Term Incentive Plan	☐	☐	☐

The Board recommends a vote FOR Item 3.

	FOR	AGAINST	ABSTAIN
3. Approval of the 2012 Executive Long-Term Incentive Plan	☐	☐	☐

The Board recommends a vote FOR Item 4.

	FOR	AGAINST	ABSTAIN
4. Approve on an advisory basis the compensation of the named executive officers.	☐	☐	☐

The Board recommends a vote for “THREE” on Item 5.

	ONE	TWO	THREE	ABSTAIN
5. Vote on an advisory basis upon whether the advisory stockholder vote to approve the compensation of the named executive officers should occur every one, two or three years.	☐	☐	☐	☐

The Board recommends a vote FOR Item 6.

	FOR	AGAINST	ABSTAIN
6. Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2012	☐	☐	☐

7. Such other matters as may come before the meeting.

IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE NOMINATED DIRECTORS, “FOR” PROPOSALS 2, 3, 4 and 6 and for “THREE” ON PROPOSAL 5. PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED.

PLEASE vote at once. It is important. Please mark your choice in black ink.

SIGNATURE	DATE	SIGNATURE	DATE

NOTE: SIGNATURE(S) MUST CORRESPOND EXACTLY WITH NAME(S) AS IMPRINTED HEREON.

When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such and if the signer is a corporation, please sign with the full corporate name by a duly authorized officer. If shares are held in the name of more than one person, all named holders must sign the proxy.

REAR OF PROXY CARD:

GLOBE SPECIALTY METALS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 30, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Globe Specialty Metals, Inc. appoints Alan Kestenbaum, Jeff Bradley and Stephen Lebowitz with full power of substitution, as proxy to vote all shares of the undersigned in Globe Specialty Metals, Inc. at the Annual Meeting of Stockholders to be held on November 30, 2011, and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting upon the following matters:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)